                                                                  EXHIBIT (d)(1)

                    THE UNITED STATES LIFE INSURANCE COMPANY
                             IN THE CITY OF NEW YORK
                                 A STOCK COMPANY

Home Office:
New York, New York

70 Pine Street
New York, New York 10270                POLICY NUMBER:

(212) 709-6000

WE WILL PAY THE DEATH BENEFIT PROCEEDS to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy. The method for determining the amount payable is stated in the Death Benefit Proceeds provision.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date and if this policy is in force.

THE DEATH BENEFIT WILL BE DETERMINED IN ACCORDANCE WITH THE DEATH BENEFIT AND DEATH BENEFIT OPTIONS PROVISION. THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE ACCUMULATION VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ACCUMULATION VALUES MAY INCREASE OR DECREASE.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will increase or decrease based on the amount and frequency of premiums paid, the investment results of the Separate Account and the policy's minimum guarantees. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                  NOTICE OF THIRTY DAY RIGHT TO EXAMINE POLICY

You may return this policy within thirty days after delivery if You are not satisfied with it for any reason. The policy may be returned to Us or to the registered representative through whom it was purchased. Upon surrender of this policy within the thirty day period, it will be deemed void from the Date of Issue, and We will refund the greater of: (1) any premiums received by Us; or
(2) Your Accumulation Value as of the first Valuation Date occurring on or next following the date on which Your request is received plus any charges that have been deducted. During this thirty day period all Net Premiums will be allocated to the Money Market Division.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.


/s/ ELIZABETH M. TUCK                   /s/ MATTHEW E. WINTER
-------------------------------------   ----------------------------------------
Secretary                               President

            FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY FLEXIBLE PREMIUMS - INVESTMENT RESULTS REFLECTED IN POLICY BENEFITS

                           READ YOUR POLICY CAREFULLY

07921N

                                      INDEX

Annual Report                               20
Cash Surrender Value                        10
Cash Value                                  10
Change of Ownership or Beneficiary          17
Changing the Death Benefit Option            7
Changing the Specified Amount                6
Contract                                     4
Cost of Insurance Rate Table               22-23
Date of Issue                                4
Death Benefit and Death Benefit Options     5-6
Death Benefit Corridor Rates               34-35
Dollar Cost Averaging                      14-15
General Account                              9
General Provisions                         19-21
Grace Period                                12
Incontestability                            19
Investments of the Separate Account          7
Maturity Date                                3
Monthly Administration Fee                  11
Cash Surrender Value                        10
Monthly Guarantee Premium                 3, 12-13
Monthly Guarantee Premium Period              3
Owner                                         4
Payment Options                             17-19
Policy Loans                                15-16
Policy Values Provisions                    9-13
Premium Expense Charge                        4
Premium Payments                             4-5
Reinstatement                                21
Separate Account Provisions                  7-9
Specified Amount                              6
Suicide                                      19
Surrender Charges                           24-29
Surrender, Full and Partial                  12
Suspension and Deferral of Payments          15
Transfer Provision                          13-15
Valuation of Assets                           7
Valuation Dates                               8
Valuation Units                               8
When This Policy Terminates                  20

                                   DEFINITIONS

COMPANY REFERENCE. "We", "Our", "Us, or "Company" mean The United States Life Insurance Company In the City of New York.

HOME OFFICE. Our office at 70 Pine Street, New York, New York 10270

ADMINISTRATIVE CENTER. Our service center to which You should direct all requests, instructions and other communications. Our Administrative Center is located at 2727-A Allen Parkway, Houston, Texas 77019-2191. The mailing address for services is P.O. Box 4880, Houston, Texas 77210-4880. The mailing address for any premium payments not accompanied by a billing statement is P.O. Box 4728, Dept L. Houston, TX 77210-4728.

PAYMENT PROCESSING CENTER. Our center for processing premium payments at 8430 West Bryn Mawr Avenue, 3rd Floor Lock Box, Chicago, IL 62713. Mailing Address P.O. Box 0814, Carol Spring, IL 60132-0814.

WRITTEN, IN WRITING. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Administrative Center.

PREMIUM CLASS. We may offer any or all of the following Premium Classes. The Premium Class of this policy is shown on the Policy Schedule as one or a combination of the following terms:

     PREFERRED PLUS. The term "Preferred Plus" means the cost of insurance is based on the Insured being an exceptional mortality risk and a non-user of tobacco and/or other products that contain nicotine.

     PREFERRED. The term "Preferred" means the cost of insurance is based on the Insured being a better than average mortality risk.

     STANDARD. The term "Standard" means the cost of insurance is based on the Insured being an average mortality risk.

     TOBACCO. The term "Tobacco" means the cost of insurance is based on the Insured being a user of tobacco and/or other products that contain nicotine.

     NON-TOBACCO. The term "Non-Tobacco" means the cost of insurance is based on the Insured being a non-user of tobacco and/or other products that contain nicotine.

     SPECIAL. The term "Special" means "Substandard" or "Rated". This means an extra amount is being charged due to the Insured's health, occupation or avocation.

                                     NOTICE
                     This Policy Is A Legal Contract Between
                        The Policy Owner And The Company

                                 POLICY SCHEDULE

INSURED                    JOHN DOE   POLICY NUMBER:         0000000000

INSURANCE AGE              35         DATE OF ISSUE:         JULY 1, 2007

BASE COVERAGE              $50,000    MATURITY DATE:         JULY 1 2093
SUPPLEMENTAL COVERAGE      $0
INITIAL SPECIFIED AMOUNT   $50,000    DEATH BENEFIT OPTION   1

THIS IS A [SEX DISTINCT] POLICY

BASIC POLICY                              MONTHLY COST                 YEARS PAYABLE
VARIABLE UNIVERSAL LIFE                   SEE PAGE 26                       86

PREMIUM CLASS:                            PREFERRED PLUS/NON-TOBACCO
INITIAL PREMIUM:                          $831.80
PLANNED PERIODIC PREMIUM:                 $831.80 PAYABLE ANNUALLY
MONTHLY DEDUCTION DAY:                    1st DAY OF EACH MONTH

MINIMUM DEATH BENEFIT AMOUNT (AFTER A
DECREASE IN SPECIFIED AMOUNT):            [$50,000]

MONTHLY GUARANTEE PREMIUM:                {$24.50]

MONTHLY GUARANTEE PREMIUM PERIOD:         [20 YEARS]

MINIMUM PARTIAL SURRENDER:                [$500.00]

MINIMUM VALUE THAT MAY BE RETAINED IN A
DIVISION AFTER A PARTIAL SURRENDER:       [$500.00]

                                          ANNUAL EFFECTIVE                 MONTHLY
GUARANTEED INTEREST RATE:                      3.0%                        0.2466%

INTEREST RATE APPLIED TO AMOUNTS
OFFSET BY A POLICY LOAN:                  4.0%

MORTALITY TABLE:                          2001 COMMISSIONERS STANDARD ORDINARY
                                          MALE OR FEMALE, SMOKER OR NONSMOKER
                                          ULTIMATE MORTALITY TABLE

DEATH BENEFIT COMPLIANCE TEST:            [GUIDELINE PREMIUM]

MAXIMUM NET AMOUNT AT RISK IF DEATH
BENEFIT OPTION 3 IS SELECTED:             [3] TIMES THE INITIAL SPECIFIED AMOUNT
                                          STATED ON THIS PAGE

ANY CHANGES IN THE AMOUNT, TIMING OR FREQUENCY OF PREMIUM PAYMENTS, ADJUSTMENTS IN THE CREDITING OF ADDITIONAL INTEREST, INVESTMENT RESULTS IN THE SEPARATE ACCOUNT, ADJUSTMENTS IN MORTALITY OR EXPENSE CHARGES, LOANS OR PARTIAL SURRENDERS TAKEN, COST OF SUPPLEMENTARY RIDERS, OR ADJUSTMENTS IN THE DEATH BENEFIT MAY VARY THE ACCUMULATION OF CASH VALUES AND MAY REQUIRE MORE PREMIUM TO BE PAID THAN WAS ILLUSTRATED OR MAY CAUSE THE POLICY TO LAPSE PRIOR TO THE MATURITY DATE.

BASED ON PAYMENT OF THE MONTHLY GUARANTEE PREMIUM, AN ADDITIONAL LUMP SUM PAYMENT MAY BE REQUIRED TO KEEP THE POLICY IN FORCE AT THE END OF THE MONTHLY GUARANTEE PERIOD. YOU MAY CONTACT US FOR ADDITIONAL INFORMATION

                           THIS IS A NEW YORK CONTRACT

              POLICY SCHEDULE CONTINUED - POLICY NUMBER 0000000000

CHARGES DEDUCTED FROM THE SEPARATE ACCOUNT

     MORTALITY AND EXPENSE CHARGE. DEDUCTIONS FROM THE SEPARATE ACCOUNT WILL BE MADE AT AN ANNUAL RATE NOT TO EXCEED THE RATES STATED BELOW. THE ACTUAL DEDUCTION WILL BE MADE ON A DAILY BASIS. THE INITIAL CURRENT RATE ON A DAILY BASIS IS [0.001917%]

     POLICY YEARS   CURRENT ANNUAL RATE   GUARANTEED ANNUAL RATE
     1-10                 [0.70%]               0.70%
     11-20                [0.35%]               0.35%
     THEREAFTER           [0.00%]               0.15%

EXPENSE CHARGES

     PREMIUM TAX (IF APPLICABLE). DEPENDING ON THE LAWS OF THE JURISDICTION IN WHICH THIS POLICY WAS ISSUED, AND SUBJECT TO FUTURE CHANGES IN RESIDENCE, A PERCENTAGE OF EACH PREMIUM MAY BE DEDUCTED FOR PREMIUM TAX. PREMIUM TAX RATES ARE SUBJECT TO CHANGE. THE PREMIUM TAX RATE FOR THIS POLICY ON THE DATE OF ISSUE IS [0%].

     PREMIUM EXPENSE CHARGE:       CURRENT    GUARANTEED
     (ADJUSTABLE PREMIUM EXPENSE
     CHARGE PERCENTAGE)             [5.0%]       7.5%

     MONTHLY ADMINISTRATION FEE:   CURRENT    GUARANTEED
                                   [$10.00]     $10.00

     MONTHLY EXPENSE CHARGE FOR THE FIRST FIVE YEARS: [$6.50]

BASIC POLICY CHARGES AND FEES

     COST OF INSURANCE CHARGES. GUARANTEED MAXIMUM COST OF INSURANCE RATES PER $1,000 OF NET AMOUNT AT RISK ARE SHOWN ON PAGE 26.

     SURRENDER CHARGES. SURRENDER CHARGES WILL APPLY IF THE POLICY IS SURRENDERED OR THE INITIAL BASE COVERAGE IS REDUCED DURING THE SURRENDER CHARGE PERIOD FOLLOWING THE DATE OF ISSUE. SURRENDER CHARGES WILL ALSO APPLY DURING THE SURRENDER CHARGE PERIOD FOLLOWING AN INCREASE IN BASE COVERAGE. SURRENDER CHARGES APPLICABLE TO THIS POLICY APPEAR ON PAGES 28 AND 29.

     FOR EACH PARTIAL SURRENDER THERE WILL BE AN ADDITIONAL CHARGE THAT WILL BE THE LESSER OF 2% OF THE AMOUNT WITHDRAWN OR $25.00.

CONTRACT. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return, We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

     1.   The base policy;

     2.   The riders that add benefits to the base policy, if any;

     3.   Endorsements, if any; and

     4. The attached copy of Your application, and any amendments or supplemental applications.

DATE OF ISSUE. The Date of Issue of this policy is the date on which the first premium is due. The Date of Issue is also the date from which all policy years, anniversaries, and Monthly Deduction dates are determined

OWNER. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or We allow (subject to the rights of any assignee of record). You may have multiple Owners of this policy. In that case, the authorizations of all Owners are required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of one Owner for transfers and changes in premium and deduction allocations. The Owner and the Insured may be the same person but do not have to be. If an Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor Owner recorded in Our records, if any; otherwise ownership rights pass to the estate of the Owner.

                                PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible. This means You may choose the amount and frequency of payments. The actual amount and frequency of premium payments will affect the Cash Values and the amount and duration of insurance. Please refer to the Policy Values Provision for a detailed explanation.

PLANNED PERIODIC PREMIUMS. The amount and frequency of the Planned Periodic Premiums You selected are shown on the Policy Schedule. You may request a change in the amount and frequency. We may limit the amount of any increase. (See "Maximum Premium").

UNSCHEDULED ADDITIONAL PREMIUMS. You may pay additional premiums at any time before the Maturity Date shown on the Policy Schedule. We may limit the number and amount of additional premiums. (See "Maximum Premium" and "Maximum Net Amount at Risk"). Any unscheduled payments will be applied as an unscheduled additional premium unless You state otherwise.

MAXIMUM PREMIUM. We reserve the right to refund any premium that would cause this policy to fail to qualify as life insurance under the Death Benefit Compliance Test selected, and under applicable tax laws. The test selected is shown on the Policy Schedule.

MAXIMUM NET AMOUNT AT RISK. We reserve the right to refund any premium that would cause an immediate increase in the Net Amount at Risk unless the Insured is living and provides evidence of insurability satisfactory to Us. We may automatically affect a partial surrender or reduce the Death Benefit, both of which may have federal tax consequences, if the Net Amount at Risk exceeds Our limitations. Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy.

PREMIUM EXPENSE CHARGE. The Premium Expense Charge is calculated by multiplying the premium paid (after the deduction of any state premium tax) by the Premium Expense Charge Percentage. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

NET PREMIUM. The term Net Premium as used in this policy means "The premium paid, less any applicable state premium tax and less the Premium Expense Charge" except as follows: No Premium Expense Charge will be deducted if the source of the premium is Cash Surrender Values applied from another policy issued by the Company. (We refer to this as an internal rollover). ). Any changes to the premium tax charges must be approved by the insurance official of the state in which this policy is delivered.

ALLOCATION OF NET PREMIUMS. The initial allocation of Net premiums is shown in the application for this policy and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written notice.

The initial Net Premium will be allocated to the money market investment option on the later of the following dates:

     1.   The Date of Issue; or

     2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in the Home Office of the necessary premium.

The initial Net Premium will remain in the money market investment option until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation date which follows the 15th day after the initial Net Premium was applied will be allocated to the money market investment option until such Valuation Date. At that time, We will transfer the Accumulation Value to the selected investment option(s). Each Net Premium received after such Valuation Date will be applied directly to the selected investment option(s) as of the Business Day received.

Changes in the allocation of Net Premiums will be effective on the date We receive the Owner's notice. The allocation may be 100% to any available option or may be divided among several available options in whole percentage points totaling 100%.

WHERE TO PAY. You may make Your payments to Us at Our Payment Processing Center or to an authorized agent. All premium checks must be made payable to the Company. A receipt signed by an officer of the Company will be furnished upon request. The mailing address for any premium payments not accompanied by a billing statement is shown in the definition of Administrative Center.

                     DEATH BENEFIT AND DEATH BENEFIT OPTIONS

DEATH BENEFIT PROCEEDS. If the Insured dies prior to the Maturity Date and while this policy is in force, We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

     1.   The Death Benefit Option in effect on the date of death; and

     2. Any increases or decreases made to the Specified Amount. The Initial Specified Amount is shown on the Policy Schedule.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found in "Changing Your Insurance Policy."

Any premium received after the date of death will be refunded and will not be included in the Accumulation Value for purposes of calculating the Death Benefit Amount. The Death Benefit Proceeds will be the Death Benefit Amount, after reversing any premium received after the date of death, less any outstanding policy loans and will be subject to the other provisions of the "Beneficiary and Proceeds" section.

DEATH BENEFIT COMPLIANCE TEST. Death Benefit Compliance Tests are used to determine if a policy will qualify as life insurance under applicable tax laws. There are two compliance tests which may be used: The Guideline Premium Test and the Cash Value Accumulation Test. The test which You selected when this policy was issued is shown on the Policy Schedule. You cannot change Your election of the Death Benefit Compliance Test after the Date of Issue.

DEATH BENEFIT OPTION. The Death Benefit Option which You have chosen is shown on the Policy Schedule as Option 1, 2 or 3.

OPTION 1. If You have chosen Option 1, the Death Benefit Amount will be the greater of:

     1.   The Specified Amount on the date of death; or

     2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

OPTION 2. If You have chosen Option 2, the Death Benefit Amount will be the greater of:

     1.   The Specified Amount plus the Accumulation Value on the date of death;
          or

     2. The Accumulation Value on the date of death multiplied by the applicable Death Benefit Corridor Rate.

OPTION 3. If You have chosen Option 3, the Death Benefit Amount will be the amount payable under Option 1 plus the sum of all premiums paid for this policy, including premiums for any riders, less any amounts waived by the Company under a waiver of monthly deduction benefit, except as follows: Premium payments after a partial surrender will not increase the Death Benefit Amount until the sum of premiums paid from the date of the partial surrender exceeds the amount of the partial surrender.

          There is a Maximum Net Amount at Risk associated with Death Benefit Option 3. The Maximum Net Amount at Risk on the Date of Issue is shown on the Policy Schedule. If at any time the Net Amount at Risk (Net Amount at Risk is the excess of the Death Benefit over the Accumulation Value of the policy) exceeds the Maximum Net Amount at Risk, the Company may automatically effect a partial surrender or reduce the Death Benefit, both of which may have federal tax consequences, to keep The Net Amount at Risk below the stated maximum. In no event, however, will We effect such partial surrender or Death Benefit reduction if the change would result in adverse tax consequences under Internal Revenue Code (IRC) section 7702. Future underwritten increases in Specified Amount will increase the Maximum Net Amount at Risk.

Death Benefit Corridor Rates are shown in the table for the Death Benefit Compliance Test which You selected.

SPECIFIED AMOUNT. The Specified Amount is the total of two types of coverage:
Base Coverage and Supplemental Coverage. Base Coverage is subject to Surrender Charges and a 5 year Monthly Expense Charge, but Supplemental Coverage is not. If Supplemental Coverage has been included as a part of the Specified Amount, charges for the Specified Amount will be lower than if the same Specified Amount had been issued without Supplemental Coverage. However, if Supplemental Coverage is included the premium may be higher for various rider(s) attached to Your policy. The amounts of Base Coverage, Supplemental Coverage (if any) and the Initial Specified Amount are shown on the Policy Schedule.

                         CHANGING YOUR INSURANCE POLICY

You may request a change in the Specified Amount or Death Benefit Option, subject to Our underwriting requirements at any time except that:

1. A decrease in the Specified Amount may not become effective prior to the end of the first policy year; and

2.   Your request must be submitted to Our Administrative Center In Writing.

INCREASING THE SPECIFIED AMOUNT. We will require an application and evidence of insurability satisfactory to Us for any increase in the Specified Amount. The proportion of Base to Supplemental Coverage following an increase may be in any proportion as long as Base Coverage is at least 10% of the total Specified Amount. An increase will be effective on the Monthly Deduction Day on or next following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

DECREASING THE SPECIFIED AMOUNT. Any decrease will go into effect on the Monthly Deduction Day following the Business Day We receive the request. The Death Benefit Amount remaining in effect after any decrease cannot be less than the greater of:

     1.   The Minimum Death Benefit Amount shown on the Policy Schedule; and

     2. Any Death Benefit Amount required to qualify this policy as life insurance under applicable tax laws.

Any such decrease will be applied in the following order:

     1. Against the Specified Amount provided by the most recent increase, with the decrease applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

     2. Against the next most recent increases successively, with the decrease of each prior increase applying first to the entire Supplemental Coverage portion of such increase, if any, followed by the Base Coverage portion;

     3. Against the Specified Amount provided under the original application, with the decrease applying first to the entire Supplemental Coverage portion of such amount, if any, followed by the Base Coverage portion.

Any reduction in Base Coverage will be subject to any applicable Surrender Charges on a pro-rata basis with the Surrender Charge prior to the reduction in Base Coverage being reduced proportionately. However, if such charge is greater than the Accumulation Value, the Specified Amount decrease will not be allowed.

CHANGING THE DEATH BENEFIT OPTION. You may request a change from Option 1 to Option 2, from Option 2 to Option 1 or from Option 3 to Option 1.

     1. If You request a change from Option 1 to Option 2: The new Specified Amount will be the Specified Amount, prior to change, less the Accumulation Value as of the effective date of the change, but not less than zero. Any such decrease in Specified Amount will be subject to the same guidelines and restrictions as outlined in the Decreasing the Specified Amount provision.

     2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Specified Amount prior to the change plus the Accumulation Value as of the effective date of the change. The entire increase in the Specified Amount will be applied to the last coverage added (either Base or Supplemental) which has not been removed. For the purpose of this calculation, if the Base and Supplemental Coverages were issued on the same date, We will consider the Supplemental Coverage to have been issued later.

     3. If You request a change from Option 3 to Option 1: The Specified Amount will remain unchanged.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the Monthly Deduction Day following the date We receive Your request for change.

CHANGING THE TERMS OF YOUR POLICY. Any change in the terms of Your policy must be approved by the President, a Vice President, an Administrative Officer or the Secretary of the Company. No agent has the authority to make any changes or waive any of the terms of Your policy.

                           SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT. Separate Account USL VL-R is a segregated investment account established by the Company under New York law to separate the assets law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the policy liabilities shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized from assets allocable to the Separate Account are credited to or charged against such Account without regard to Our other income, gains or losses.

INVESTMENTS OF THE SEPARATE ACCOUNT. The Separate Account is segmented into Divisions. Each Division invests in a single investment option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. The assets of the Separate Account are invested in the investment option(s) listed on the application for this policy. From time to time, We may add additional Divisions. We may also discontinue offering one or more Divisions as provided in the "Rights Reserved by Us" provision. You may make a change in investment selections by filing a Written change form with Our Administrative Center. You may make transfers to the additional Divisions subject to the rules stated in the "Transfer Provision" section and any new rules or limitations which may apply to such additional Divisions.

If shares of any of the investment options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further purchase of the shares or may substitute shares of another investment option for shares already purchased under this policy as provided in the "Rights Reserved by Us" provision.

VALUATION OF ASSETS. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

VALUATION UNITS. In order to determine policy values in the Divisions We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable investment option. The Valuation Unit for a Division will be determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

NET INVESTMENT FACTOR. The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3), where:

(1) is the net asset value per share of the applicable investment option as of the current Valuation Date (plus any per share amount of any dividend or capital gains distribution paid by the investment option since the last Valuation Date); and

(2) is the net asset value per share of the shares held in the Division as determined at the end of the previous Valuation Date; and

(3)  is a factor representing the Mortality and Expense Charge.

The net asset value of an investment option's shares held in each Division shall be the value reported to Us by that investment option.

VALUATION DATES. Valuation of the various Divisions will occur on each Business Day during each month. If the underlying investment option is unable to value or determine the Division's investment in an investment option due to any of the reasons stated in the "Suspension and Deferral of Payments" provision, the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

BUSINESS DAY. A Business Day is each day during which the New York Stock Exchange is open for business. We will treat any information or Written communications we receive after the close of a Business Day to have been received as of the next Business Day. For the purpose of collecting daily charges, a Business Day immediately preceded by one or more non-business calendar days will include those non-business days as part of that Business Day. For example, a Business Day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

MINIMUM VALUE. The Minimum Value that may be retained in a Division after a partial surrender or transfer is shown on the Policy Schedule. If a partial surrender causes the balance in any Division to drop below such minimum amount, the Company reserves the right to transfer the remaining balance to the money market Division. If a transfer causes the balance in any Division to drop below the minimum amount, the Company reserves the right to transfer the remaining balance in proportion to the transfer request.

CHANGE OF INVESTMENT ADVISOR OR INVESTMENT OBJECTIVE. Unless otherwise required by law or regulation, the investment advisor or any investment objective may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this policy is being delivered.

RIGHTS RESERVED BY US. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to:

     1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

     2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;

     3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;

     4. Make any new Division available to You on a basis to be determined by Us;

     5. Substitute for the shares held by any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;

     6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance;

     7. Make any changes required to comply with the requirements of any underlying investment option; or

     8. Make other changes in this policy that in Our judgment are necessary or appropriate to ensure that this policy continues to qualify for tax treatment as life insurance, or that do not reduce any Cash Surrender Value, Death Benefit Amount, Accumulation Value or other accrued rights or benefits.

When required by law, We will obtain Your approval of changes and We will obtain approval from any appropriate regulatory authority.

RIGHT TO CONVERT IN THE EVENT OF A MATERIAL CHANGE IN INVESTMENT POLICY. In the event there is a material change in the investment policy of the Separate Account which has been approved by the Superintendent of the New York Department of Insurance, and You object to such change, You will have the option to convert, without evidence of insurability, to a non-variable life insurance policy. Written request for conversion must be made within 60 days after the later of: (1) the effective date of such change in investment policy; or (2) the receipt of the notice of the options available.

                                 GENERAL ACCOUNT

The General Account is a fixed account within Our general assets which We have established for:

     1.   Any amounts transferred from the Divisions as a result of a loan; or

     2.   Any amounts the Owner allocates to such Account.

The guaranteed interest rate used in calculating Accumulation Values of amounts allocated to the General Account is shown on the Policy Schedule. We can use interest rates greater than the guaranteed rates to calculate Accumulation Values of amounts allocated to the General Account. Once interest greater than the guaranteed rate has been credited to the Accumulation Value, it becomes nonforfeitable, except for Surrender Charges and Monthly Deductions. Interest applied to that portion of the General Account equal to a policy loan will be at an annual effective rate of 4.0%.

                             POLICY VALUES PROVISION

ACCUMULATION VALUE. The Accumulation Value of Your policy is the total of all values in the Divisions of the Separate Account and in the General Account. The Accumulation Value reflects:

     1.   Net Premiums paid;

     2.   Monthly Deductions;

     3. The investment experience of the Divisions selected less the Mortality and Expense Charge;

     4. Amounts allocated to the General Account, including interest earned on amounts in the General Account;

     5. Deductions due to partial surrenders and any charges for partial surrenders; and

     6.   Deductions, if any, resulting from decreases in Specified Amount.

Net Premiums are allocated, in accordance with Your instructions, to the General Account or allocated to the selected Divisions of the Separate Account and converted to Valuation Units.

On each Monthly Deduction Day, a Monthly Deduction will be made by reducing the unloaned portion of the General Account or redeeming Valuation Units from each applicable Division in the same ratio as the allocation of policy deductions in effect on the Monthly Deduction Day. You must state In Writing in advance how Monthly Deductions should be made if other than this method is to be used.

If the unloaned portion of the General Account or the balance in any Division of the Separate Account is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of Your policy.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division.

The value of the Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that We receive the Written loan request.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that We receive the Written request for partial surrender.

ON THE DATE OF ISSUE. The Accumulation Value on the Date of Issue is:

     1.   The Net Premium received; less

     2. The Monthly Deduction for the first policy month (See "How We Calculate a Monthly Deduction").

The first deduction day is the Date of Issue. The Monthly Deduction Day is shown on the Policy Schedule.

ON EACH MONTHLY DEDUCTION DAY. On each Monthly Deduction Day after the Date of Issue, We will determine the Accumulation Value as follows:

     1.   We will take the Accumulation Value as of the last Monthly Deduction
          Day;

     2. Add the interest earned for the month on the excess of the General Account value on the last Monthly Deduction Day over any partial surrenders and transfers made from the General Account since the last Monthly Deduction Day;

     3. Add any investment gain (or subtract any investment loss) on the Divisions of the Separate Account since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units;

     4.   Add all Net Premiums received since the last Monthly Deduction Day;

     5. Subtract any partial surrender made and any charges for partial surrenders since the last Monthly Deduction Day; and

     6. Subtract the Monthly Deduction for the policy month following the Monthly Deduction Day. (See "How We Calculate a Monthly Deduction").

ON ANY VALUATION DATE OTHER THAN A MONTHLY DEDUCTION DAY. The Accumulation Value on any Valuation Date other than a Monthly Deduction Day will be the sum of:

     1.   The value of the General Account as of the last Monthly Deduction Day;

     2. Less any partial surrenders and any charges for partial surrenders since the last Monthly Deduction Day;

     3.   Plus all Net Premiums received since the last Monthly Deduction Day;
          and

     4. Plus the sum of the values of the Divisions of the Separate Account as of the last Monthly Deduction Day, plus the amount of any investment gain (or minus any investment loss) on the Divisions since the last Monthly Deduction Day as measured by the change in the value of the Valuation Units.

CASH VALUE. The Cash Value of this policy will be equal to the Accumulation Value less the Surrender Charge, if any.

CASH SURRENDER VALUE. The Cash Surrender Value of this policy will be equal to the Cash Value less any outstanding policy loans and accrued loan interest.

MONTHLY DEDUCTIONS MAY BE MADE ONLY IF THERE IS SUFFICIENT VALUE (UNLESS THE POLICY IS BEING CONTINUED UNDER THE MONTHLY GUARANTEE PREMIUM PROVISION). Unless this policy is being continued in force under the Monthly Guarantee Premium provision, a Monthly Deduction may be made only if the Cash Surrender Value is equal to or greater than the Monthly Deduction. If the value on a Monthly Deduction Day is not sufficient to meet the Monthly Deduction for the current month, this policy will be subject to the "Grace Period" and the "Monthly Guarantee Premium" provisions

SURRENDER CHARGE. The Surrender Charge applies only to the Base Coverage portion of the Specified Amount. The Surrender Charge for the amount of Base Coverage on the Date of Issue will apply if such Base Coverage is surrendered or reduced during the Surrender Charge Period. Surrender Charges for any increases in Base Coverage will apply if such increases are surrendered or reduced during the Surrender Charge Period of each increase. The Surrender Charge Period will vary according to the Insured's age at issue (or age on the date of an increase) as shown in the Table of Surrender Charges per $1,000 of Base Coverage.

HOW WE CALCULATE A MONTHLY DEDUCTION. Each Monthly Deduction includes:

     1.   The cost of insurance provided by the base policy; and

     2. The cost of insurance and other charges for benefits provided by riders, if any; and

     3.   The Monthly Administration Fee; and

     4. During the first 5 policy years, a Monthly Expense Charge. (A Monthly Expense Charge also applies to the amount of any increase in Base Coverage during the first 5 policy years following such increase.)

ACCOUNT VALUE ENHANCEMENT. At the beginning of the 16th policy year (and at the beginning of each policy year thereafter), this policy will be eligible for an Account Value Enhancement ("Enhancement"). The Enhancement amount will be calculated at the end of the policy year by multiplying the unloaned Accumulation Value by the Enhancement Percentage. The Enhancement amount will be allocated using the premium allocation percentages in effect at that time. The annual report that We will send to the Owner for the 15th policy year will indicate the Enhancement Percentage, if any, which will be applied at the end of the 16th policy year. Each annual report that follows will indicate the Enhancement Percentage, if any, for the next policy year. The same Enhancement Percentage will be applied to all policies with the same calendar year of issue and the same policy year.

HOW WE CALCULATE THE COST OF INSURANCE FOR THE BASE POLICY. We calculate the cost of insurance at the beginning of each policy month on the Monthly Deduction Day. The cost of insurance is determined as follows:

     1. Reduce the Death Benefit Amount by the amount of Accumulation Value allocated for the Initial Specified Amount or any increase in Specified Amount on the Monthly Deduction Day before the cost of insurance deduction is taken, and after any applicable rider charges, the Monthly Expense Charge, if any, and the Monthly Administration Fee are deducted (The Net Amount at Risk);

     2. Multiply the difference by the cost of insurance rate per $1,000 of Net Amount at Risk as provided in the "Cost of Insurance Rate" provision; and

     3.   Divide the result by 1000.

The Accumulation Value allocated for the Initial Specified Amount or any subsequent increase in Specified Amount is determined by the ratio of the Initial Specified Amount or the subsequent increase in Specified Amount to the total Specified Amount (Initial plus increases).

COST OF INSURANCE FOR BENEFITS PROVIDED BY RIDERS. The cost of insurance for benefits provided by riders will be as stated on the Policy Schedule or in an endorsement to this policy.

MONTHLY ADMINISTRATION FEE. An administration fee will be deducted monthly. The amount of the Monthly Administration Fee may be adjusted, but will never be greater than the guaranteed Monthly Administration Fee shown on the Policy Schedule.

MONTHLY EXPENSE CHARGE. A Monthly Expense Charge will be deducted during the first 5 policy years for the initial amount of Base Coverage, and during the first 5 policy years following any increase in Base Coverage. The Monthly Expense Charge for the first 5 policy years for the initial amount of Base Coverage is shown on the Policy Schedule. The Monthly Expense Charge for the first 5 policy years for any increase in Base Coverage will be provided in an endorsement to this policy. Any decrease in Base Coverage will not change the Monthly Expense Charge then in effect.

COST OF INSURANCE RATE. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:

     1.   Gender;

     2.   Age nearest birthday on each policy anniversary; and

     3. Premium Class associated with the Initial Specified Amount and each increase in the Specified Amount.

A table of guaranteed monthly cost of insurance rates is included in this policy. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in the same rate class as this policy. The rate class of this policy is determined on its Date of Issue according to:

     1.   The calendar year of issue and policy year;

     2.   The plan of insurance;

     3.   The amount of insurance; and

     4.   The age, gender and Premium Class of the Insured.

CHANGES IN RATES, CHARGES AND FEES. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, interest rates used in calculating Accumulation Values of amounts allocated to the General Account, Mortality and Expense Charges, Premium Expense Charge Percentage, Enhancement Percentage or Monthly Administration Fee will be based on Our future expectations as to investment earnings, mortality, persistency, expenses, reinsurance costs, and state and federal taxes. Such changes in the policy cost factors will be determined in accordance with procedures and standards on file with the Insurance Department and will be determined at least once every five years. We will not change these rates or charges in order to recoup any prior losses. We will review rates for this policy at least once in a year in which rates are changed for new policies issued on this form.

GRACE PERIOD. The Grace Period is the 61-day period that follows a Monthly Deduction Day or an annual policy loan interest due date if:

     1.   There is not enough Cash Surrender Value to pay the amount due; and

     2. The requirements of the Monthly Guarantee Premium provision have not been met.

There is no Grace Period for the Initial Monthly Deduction.

If the amount required to keep Your policy in force is not paid by the end of the Grace Period, this policy will terminate without value. However, We will give You at least 31 days notice prior to termination that Your policy is in the Grace Period and advise You of the amount of premium required to keep Your policy in force. Such 31 days prior notice will be sent to You at Your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If We receive a surrender request within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction Day the Grace Period commenced adjusted for subsequent loans and partial surrenders. The Monthly Deduction for the policy month following such Monthly Deduction Day will not be subtracted in the calculation of such Cash Surrender Value.

MONTHLY GUARANTEE PREMIUM. The Monthly Guarantee Premium for the Initial Specified Amount and any benefit riders in force on the Date of Issue is shown on the Policy Schedule. The Monthly Guarantee Premium Period (Guarantee Period) will be based on the Insured's age at issue. The Guarantee Period for Your policy is shown on the Policy Schedule. This policy will not terminate on a Monthly Deduction Day within the Guarantee Period if, on such Monthly Deduction Day the sum of premiums paid equals or exceeds:

     1. The sum of the Monthly Guarantee Premiums from the Date of Issue, including the current month; plus

     2. Any partial surrenders and any increase in the loan amount since the Date of Issue.

If on a Monthly Deduction Day, this policy does not meet the Monthly Guarantee Premium requirements, guarantees under this provision will not be in effect. During the Guarantee Period the Monthly Guarantee Premium will be recalculated if:

1.   The Specified Amount is increased or decreased; or

2.   A benefit rider is increased, decreased, added or removed; or

3.   A change in Premium Class occurs; or

4.   A change in Death Benefit Option occurs.

These changes will not affect the Guarantee Period then in effect, if any.

If a policy is reinstated during the Guarantee Period with no change in the Specified Amount, the Death Benefit Option, Premium Class or benefit riders, if any, the Monthly Guarantee Premium upon reinstatement will be the same as it was when the policy lapsed. Reinstatement will not change the Guarantee Period that was in effect when the policy lapsed.

If the Monthly Guarantee Premium has been paid as required, the policy Accumulation Value will never be less than zero.

The policy value at the end of the Guarantee Period may be insufficient to keep the policy in force unless an additional payment is made at that time.

FULL SURRENDER. You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day We receive the policy and the Written request for surrender. If surrender takes place within 31 days after a policy anniversary, The Cash Surrender Value will not be less than on that anniversary. The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

PARTIAL SURRENDER. At any time after the first policy year, You may request withdrawal of a portion of the Cash Surrender Value of the policy. Your request must be made In Writing prior to the Maturity Date. The minimum partial surrender is shown on the Policy Schedule. In no event however, will We effect a Partial Surrender if such Partial Surrender would result in adverse tax consequences under Internal Revenue Code (IRC) section 7702

The amount being surrendered or reduced will terminate on the Valuation Date on or next following the date We receive the Written request for surrender or reduction. Valuation Units are surrendered to reflect a partial surrender as of the Business Day We receive the Written request for partial surrender.

A partial surrender will result in a reduction of the Accumulation Value, Cash Value, and the Death Benefit Amount. The Accumulation and Cash Values will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the "Death Benefit Option" provision. If Your Death Benefit Option is Option 1 or Option 3, the Specified Amount will be reduced by the amount of the partial surrender. If Your Death Benefit Option is Option 2, the Specified Amount will not be reduced by the amount of the partial surrender. The reduction in Specified Amount will be subject to the same guidelines and restrictions as outlined in the "Decreasing the Specified Amount" provision. (The reduced amount will not be less than zero.) The Death Benefit Amount remaining after this reduction must be no less than the Minimum Death Benefit Amount after a Decrease in Specified Amount shown on the Policy Schedule.

A partial surrender will result in the cancellation of Valuation Units from each applicable Division and reduction of the unloaned portion of the General Account in the same ratio as the Allocation of Policy Deductions in effect on the date of partial surrender. If the number of Valuation Units in any Division or in the unloaned portion of the General Account is insufficient to make a partial surrender in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the ratio the partial surrender request bears to the Cash Surrender Value of Your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

In addition to the amounts shown in the Table of Surrender Charges, there will also be a charge for each partial surrender not to exceed the lesser of 2.0% of the amount withdrawn or $25. Any partial surrender that causes a reduction in Base Coverage will be subject to any applicable Surrender Charges on a pro-rata basis, and the remaining Surrender Charges will be reduced proportionately.

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

CONTINUATION OF INSURANCE COVERAGE IF AMOUNT OR FREQUENCY OF PREMIUM PAYMENTS IS REDUCED OR IF PREMIUM PAYMENTS ARE DISCONTINUED. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums and do not surrender this policy, We will continue making Monthly Deductions (as long as there is sufficient value to make such deductions) until the Maturity Date. During the Guarantee Period, this policy will remain in force as long as the Monthly Guarantee Premium requirements are met. This policy will remain in force until the earliest of the following dates:

     1. The Maturity Date (if there is sufficient value to make Monthly Deductions to that date);

     2.   Full surrender of the policy;

     3.   The end of the Grace Period; or

     4.   Death of the Insured.

                               TRANSFER PROVISION

TRANSFER OF ACCUMULATION VALUE. Transfers will be made as of the Business Day We receive the Written transfer request, subject to the restrictions that follow. If You elect to use the transfer privilege, We will not be liable for a transfer made in accordance with Your instructions. We reserve the right to terminate, suspend or modify the transfer privilege, and to charge a $25 fee for each transfer in excess of 12 in a policy year. Transfers under the Dollar Cost Averaging or Automatic Rebalancing programs will not count toward the 12 free transfers.

The policy is not designed for professional market timing organizations or other entities using programmed or frequent transfers involving large amounts. We are required by law to monitor all Owners' policies for market timing, and have established procedures to detect potential violations. We will monitor all policies to determine if an Owner requests:

     1. An exchange into or out of a variable investment option, except the money market investment option, within 2 calendar weeks of an earlier exchange out of or into that same variable investment option; or

     2. Exchanges into and out of, or out of and into, the same variable investment option, except the money market investment option, more than twice in any one calendar quarter.

If either of the above transactions occurs, We will suspend such Owner's same day or overnight delivery transfer privileges with notice to prevent market timing efforts. Such notice of suspension will take the form of either a letter mailed to the Owner's last known address, or a telephone call from Us informing the Owner that effective immediately, all same day or overnight delivery transfer privileges have been suspended. The suspension of transfer privileges will last for no more than 6 months. Transfers under Dollar Cost Averaging, Automatic Rebalancing or any other automatic transfer arrangements to which We have agreed are not affected by these procedures. Our procedures will be followed in all circumstances and We will treat all Owners the same.

In order to prevent market timing, the mutual funds in which the Divisions are invested have the right to request information regarding policy owner transaction activity. If We receive such a request, We will provide information regarding policyowner transactions in the appropriate Division.

TRANSFER OF ACCUMULATION VALUE (SEPARATE ACCOUNT). You may transfer all or part of Your interest in a Division of the Separate Account subject to the following:

     1.   The minimum amount which may be transferred is $500.

     2. If the entire amount in a Division of the Separate Account is not being transferred the minimum which must remain is $500.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made. We will not honor Your request for a transfer if the Separate Account is unable to purchase shares of an investment option for any reason.

TRANSFER OF ACCUMULATION VALUE (GENERAL ACCOUNT). A transfer from the General Account to a Division of the Separate Account may be made during the 60 day period following each policy anniversary. The amount that may be transferred will be the greatest of the following amounts:

     1. Twenty-five percent (25%) of the unloaned portion of the General Account as of the policy anniversary;

     2. The total dollar amount withdrawn from the General Account during the prior policy year (whether the amount withdrawn was a partial surrender for cash or was being transferred to the Separate Account); or

     3.   $500.

Transfer of Your interest in a Separate Account Division on the Maturity Date will not be subject to a Transfer Fee. Our right to defer payment of values allocated to the General Account for up to 6 months will not apply to values transferred to the General Account under this provision.

DOLLAR COST AVERAGING. Dollar Cost Averaging (DCA) is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with Instructions from the Owner. DCA transfers will be made in accordance with the Transfer provisions, except as provided below:

     1.   DCA transfers may be made:

          a)   On any day of the month except the 29th, 30th or 31st;
          b)   On a monthly, quarterly, semi-annual or annual basis; and
          c) From one Separate Account Division to one or more of the other Separate Account Divisions. The General Account is not eligible for DCA.

     2. DCA may be elected only if the Accumulation Value at the time of election is $5,000 or more.

     3. The minimum amount of each DCA transfer is $100, or the remaining amount in the Separate Account Division from which the DCA transfer is being made, if less.

     4. DCA may not begin prior to the first Valuation Date following the 15th day after the initial Net Premium is applied.

     5. DCA will end when there is no longer any value in the Separate Account Division from which DCA transfers were being made, or when You request that DCA end.

     6. While DCA is active, amounts applied to the DCA Separate Account Division will be available for future dollar cost averaging in accordance with the current DCA request.

     7.   There is no charge for DCA.

     8.   DCA is not available if Automatic Rebalancing is active.

AUTOMATIC REBALANCING. Automatic Rebalancing occurs when funds are transferred by the Company among the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect. You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if Your Accumulation Value is $5,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis, Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued. There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if DCA is active.

                  SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We reserve the right to defer payment of any Death Benefit Amount, loan or other distribution that comes from that portion of Your Accumulation Value that is allocated to Separate Account VL-R, if:

     1. The New York Stock Exchange is closed other than customary weekend and holiday closings, or trading on the New York Stock Exchange is restricted:

     2. An emergency exists, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Accumulation Value; or

     3. The U.S. Securities and Exchange Commission (SEC) by order permits the delay for the protection of Owners.

As to amounts allocated to the General Account, We may defer payment of any Cash Surrender Value withdrawal or loan amount for up to 6 months, or the period allowed by law, whichever is less, after We receive the request In Writing. Written notice of both the imposition and termination of any such suspension will be given to the Owners, assignees of record and any irrevocable Beneficiaries. If payment is deferred for more than 10 days, We will pay interest at an annual effective rate of not less than 2% per year from the date of the request.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days following the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

                                  POLICY LOANS

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The policy's maximum loan value will be the Cash Surrender Value less an amount equal to 3 Monthly Deductions. We reserve the right to limit at any time the amount available for a loan to 90% of the Accumulation Value.

The minimum amount of each loan is $500 or, if less, the entire remaining loan value however such minimum amount will not apply if the amount is to be used to pay a premium to Us. The value of the Valuation Units equal to the amount You borrow from the Separate Account will be transferred to the General Account as of the Business Day that We receive Your Written loan request.

OBTAINING A LOAN. You may obtain a policy loan by Written request and assignment of the policy as sole security for the loan. The Company may delay processing the loan requested if the Suspension and Deferral of Payments Provision is in effect.

EFFECT OF A LOAN. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the General Account. A loan will result in cancellation of units from each applicable Division and reduction of the unloaned portion of the General Account according to the allocation of the policy deductions then in effect. The resulting amount will be added to the loaned portion of the General Account. If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient for a loan to be made in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the loan bears to the unloaned Accumulation Value of Your policy. You must state in Writing in advance which Division units are to be canceled if a different method is to be used.

Repayment of a loan will first be allocated to the General Account until You have repaid any loaned amounts that were allocated to the General Account. You may tell Us how to allocate repayments above that amount. If You do not tell Us, an amount equal to the loan repayment will be transferred from the General Account to the Divisions in the same ratio currently in effect for the allocation of Net Premiums. A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of the policy.

LOAN INTEREST. Except for Preferred Loans, loan interest will accrue daily at an annual effective rate of 4.54% payable in advance. (This is equivalent to an annual effective rate of 4.75% paid at the end of the policy year.) On each policy anniversary, loan interest for the next year is due. Unpaid loan interest will be deducted at the end of each policy year from the investment options according to the allocation of policy deductions then in effect, and added to the loaned portion of the General Account. You must state In Writing in advance how unpaid loan interest should be deducted if other than this method is to be used.

If the number of Valuation Units in any Division or unloaned portion of the General Account is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of Your policy.

We will credit interest monthly on the loaned portion of the General Account at an annual effective rate of 4.0%.

PREFERRED LOANS. A "Preferred Loan" is a policy loan that is made at a net cost to the Owner that is less than the net cost of other policy loans. By "net cost" We mean the amount of interest charged for the loan less interest credited to the amount of the Accumulation Value offset by a loan. Starting on the tenth policy anniversary, this policy will be eligible for "Preferred Loans" subject to the following guidelines:

     1. The maximum amount eligible for Preferred Loans during a policy year is restricted to the lesser of the following values on the first day of such policy year:

          a.   The policy loan value; or

          b.   10% of the Accumulation Value.

     2. When a Preferred Loan is made, interest to the next policy anniversary will accrue daily at an annual effective rate of not less than 3.85% nor more than 4.08% (This is equivalent to an annual effective rate of not less than 4.0% nor more than 4.25% respectively, paid at the end of the policy year.

HOW YOU MAY REPAY A POLICY LOAN. You may repay all or part of a policy loan at any time, except that:

     1. Repayment may be made only while this policy is in force and prior to the death of the Insured;

     2.   A partial repayment must be at least $100.00; and

     3. At the time You repay all or part of a policy loan, You must specify the payment is to repay all or part of the policy loan.

Except as provided in the Grace Period provision, at any time Your policy loan exceeds the Cash Value, this policy will lapse. However, We must mail at least 31 days prior notice to Your last known address and to the assignee of record, if any.

WE CAN DELAY PAYMENT. Subject to the "Suspension and Deferral" provision, We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium to Us. If payment is deferred more than 10 days, We will pay interest at an annual effective rate of not less than 2% per year from the date of request.

                            BENEFICIARY AND PROCEEDS

BENEFICIARY. The Beneficiary as named in the application, or later changed by You, will receive the proceeds upon the death of the Insured. Unless You have stated otherwise, proceeds will be paid as follows:

     1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.

     2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

COMMON DISASTER. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

PROCEEDS. Proceeds mean the amount payable on:

     1.   The Maturity Date;

     2.   Exercise of the full surrender benefit; or

     3.   The Insured's death.

The proceeds on the Maturity Date will be the Cash Surrender Value. The proceeds on the Insured's death will be the Death Benefit Amount less any outstanding policy loans. All proceeds and partial surrender benefits are subject to the provisions of the "Payment Options" section and the other provisions of this policy.

                       CHANGE OF OWNERSHIP OR BENEFICIARY

You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise. To do so, send a Written request to Our Home Office in a form acceptable to Us. The change will go into effect when We have received the change. However, after the change is received, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is received.

                                 PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options, other methods of payment may be chosen with Our consent.

PAYMENT CONTRACT. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

ELECTION OF OPTIONS. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing. Within 60 days after the Insured's death, a payee entitled to proceeds in one sum may elect to receive proceeds under any option, subject to the limitations stated in the "Availability of Options" provision.

OPTION 1. Payments for a Specified Period: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

OPTION 2. Payments of a Specified Amount: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $1,000 of proceeds applied. Payments will continue until the amount applied, with interest, has been paid in full.

OPTION 3. Monthly Payments for Life with Period Certain: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. The tables are based on the Annuity 2000 Male or Female Tables adjusted by projection scale G (adjusted by 50% of projection scale G for females and 100% of projection scale G for males) for 20 years, with interest at the rate of 2% per year

At the time payments are to begin under this option, the payee may choose one of the following:

     1.   Monthly payments based on the Option 3 Table; or

     2. Monthly payments equal to a monthly annuity based on Our single premium immediate annuity rates then in use.

OPTION 4 PROCEEDS LEFT AT INTEREST. Proceeds may be left on deposit with Us for any period up to 30 years. Interest earned on the proceeds may be:

     1.   Left on deposit to accumulate at the rate of 2% compounded annually;
          or

     2. Paid in installments at the rate for each $1,000 of proceeds of $20 annually, $9.95 semiannually, $4.96 quarterly or $1.65 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Options 1, 2 or 3.

INTEREST RATES. The guaranteed rate of interest for proceeds held under Payment Options 1, 2, 3 and 4 is 2% compounded annually. We may credit interest at a higher rate. The amount of any increase will be determined by Us.

PAYMENTS. The first payment under Options 1, 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of death and paid or added to the proceeds as provided in the Payment Contract.

AVAILABILITY OF OPTIONS. If the proposed payee is not a natural person, payment options may be chosen only with Our consent. If this policy is assigned, We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $20. If the total policy proceeds are less than $2,000 payment will be made in a lump sum.

EVIDENCE THAT PAYEE IS ALIVE. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

DEATH OF A PAYEE. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract. If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee:

     1. Under Options 1 and 3: The value as of the remaining payments for the specified period as of the date We receive Written notification of death, discounted at the rate of interest used in determining the amount of the monthly payment.

     2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

WITHDRAWAL OF PROCEEDS UNDER OPTIONS 1 OR 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income. Under Option 2, the amount will be the entire unpaid balance.

WITHDRAWAL OF PROCEEDS UNDER OPTION 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:

     1.   The amount to be withdrawn must be $500 or more;

     2. A partial withdrawal must leave a balance on deposit of $1,000 or more.

WITHDRAWALS MAY BE DEFERRED. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

Assignment.  Payment Contracts may not be assigned.

CHANGE IN PAYMENT. The right to make any change in payment is available only if it is provided in the Payment Contract.

CLAIMS OF CREDITORS. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.

                               GENERAL PROVISIONS

ASSIGNING YOUR POLICY. During the lifetime of the Insured, You may assign this policy as security for an obligation. We will not be bound by an assignment unless it is received In Writing at Our Administrative Center. Two copies of the assignment must be submitted. We will retain one copy and return the other. We will not be responsible for the validity of any assignment.

INCONTESTABILITY. We rely on the statements made in the application for the policy and any amendments of application, supplemental applications, and applications for any reinstatements or increases in Specified Amount. These statements are considered representations and not warranties. No statement may be used in defense of a claim unless it is in such applications.

Except as stated below, We cannot contest this policy during the Insured's lifetime after it has been in force for 2 years from the Date of Issue.

Exceptions:

     1. We cannot contest any claim related to an increase in Specified Amount during the Insured's lifetime after such increase has been in effect for 2 years from the date of issue of such increase.

     2. If this policy is reinstated, We cannot contest this policy during the Insured's lifetime after it has been in force for 2 years from the date of reinstatement.

We can contest a reinstatement or an increase in Specified Amount for a 2-year period following the date of an increase or reinstatement solely on the basis of material misrepresentations furnished in the application for such reinstatement or increase.

This 2-year limitation does not apply to benefits provided by any Disability or Accidental Death Benefit rider, or to the nonpayment of premium.

SUICIDE EXCLUSION. If the Insured takes his or her own life within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial surrenders paid.

If there are any increases in the Specified Amount (see "Changing Your Insurance Policy") a new 2-year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase.

When the laws of the state in which this policy is delivered require less than this 2-year period, the period will be as stated in such laws.

AGE OR GENDER INCORRECTLY STATED If the age or gender of the Insured has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age, We mean age nearest birthday as of the Date of Issue.

STATUTORY BASIS OF POLICY VALUES. The Cash Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Cash Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates and for the General Account interest at the guaranteed annual interest rate shown on the Policy Schedule.

Calculation of minimum Cash Values, nonforfeiture benefits and Guaranteed Cost of Insurance rates are based on the Mortality Table shown on the Policy Schedule for the appropriate gender and age nearest birthday.

A detailed statement of the method of computing values has been filed with the state insurance department where required.

NO DIVIDENDS. This policy will not pay dividends. It will not participate in any of Our surplus or earnings.

ANNUAL REPORT. We will send You at least once a year, without charge, an annual report which will show a summary of all transactions since the last report, including:

     1.   Premiums paid;

     2.   Transfers;

     3.   Expense charges deducted;

     4.   The cost of insurance deducted;

     5.   Partial surrender benefits deducted, including partial surrender fees;

     6.   The amount of any outstanding policy loans;

     7.   Separate Account Unit Values;

     8.   The current Cash Surrender and Accumulation Values; and

     9.   The Death Benefit Amount.

     10.  Any other information required by the Superintendent of Insurance.

WHEN THIS POLICY TERMINATES. This policy will terminate if:

     1.   You request that this policy be terminated;

     2.   The Insured dies;

     3.   The policy matures; or

     4.   The Grace Period ends; and

          a) There is insufficient Cash Surrender Value to cover a Monthly Deduction; and

          b) The necessary Monthly Guarantee Premiums to keep the policy in force have not been paid.

REINSTATEMENT. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

     1. Your Written request within 5 years after the end of the Grace Period and before the Maturity Date; and

     2.   Evidence of insurability satisfactory to Us; and

     3. Payment of enough premium to keep the reinstated policy in force for two months; and

     4.   Payment or reinstatement of any indebtedness.

The reinstated policy will be in force from the Monthly Deduction Day on or following the date We approve the reinstatement application.

The original Surrender Charge schedule will apply to a reinstated policy. The Accumulation Value at the time of reinstatement will be:

     1. The Surrender Charge deducted at the time of lapse (such charge not being greater than the Accumulation Value at the time of lapse before the Surrender Charge was applied); plus

     2. The Net Premium allocated in accordance with the premium allocation percentages at the time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus

     3.   Any loan repaid or reinstated; less

     4.   The Monthly Deduction for one month.

The dollar amount of any Surrender Charge reinstated will be the same as the dollar amount of Surrender Charge at the time of lapse, and will be reinstated into the Divisions and the General Account from which it was deducted at the time of lapse using Unit Values as of the date of reinstatement.

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to the terms of that rider.

OPTION TO EXCHANGE POLICY DURING THE FIRST 18 MONTHS. At any time during the first 18 months from the Date of Issue of this policy, and while this policy is in force on a premium paying basis, it may be exchanged as follows:

If the Insured is alive on the date of exchange, this policy will be exchanged for a non-variable life insurance policy offered by the Company for exchange on the Date of Issue of this policy.

Exchange is subject to the following conditions:

1. The new policy will be issued with the same Date of Issue, insurance age, and risk classification as this policy;

2. The amount of insurance will be the same as the initial amount of insurance under this policy;

3. The new policy may include any additional benefit provided by rider included in this policy if available for issue with the new policy;

4 The exchange will be subject to an equitable premium or cash value adjustment that takes appropriate account of the premiums and cash values under the original and new policies;

5    Evidence of insurability will not be required for the exchange.

SURRENDER VALUE OPTION. The following Paid-Up Endowment Option may be elected by submitting a Written request in a form acceptable to the Company. The request must be received at Our Administrative Center prior to (a) the maturity date of this policy, and (b) the date of death of the Insured. Benefits provided by riders, if any, will lapse when the Paid-Up Endowment Option becomes effective.

PAID-UP ENDOWMENT INSURANCE. At least once each year you have the option to transfer all separate account funds to the general account and apply Your Cash Surrender Value to purchase a nonparticipating non-variable Paid-Up Endowment Life Insurance policy.

The amount of such Paid-Up Insurance will be calculated using the Cash Surrender Value of this policy as a net single premium at the then current age of the Insured.

The Cash Surrender Values of the Paid-Up Endowment Insurance are not less than the minimum values required by the state in which this policy is delivered. The calculation of the Cash Surrender Value includes interest at the annual rate of 4%. The Paid-Up Endowment Insurance is not subject to the Monthly Administration Fee.

Calculation of minimum Cash Surrender Values of the Paid-Up Endowment Insurance is based on the Mortality Table shown on the Policy Schedule for the appropriate gender and age nearest birthday. A detailed statement of the method of computing values has been filed with the state insurance department where required.

OPTION TO EXTEND COVERAGE. You may elect to extend the Maturity Date stated on the Schedule Page (Maturity Date), as follows:

If the Insured is living on the Maturity Date, coverage will be continued until the date of death of the Insured.

To elect this option, you must submit a Written request to the Company on a form acceptable to Us, at least 30 days prior to the original Maturity Date.

Starting on the original Maturity Date:

1. The Death Benefit Amount for the base policy will be equal to the base policy Death Benefit Amount in effect on the day prior to the Maturity Date, and if based all, or in part, on the Accumulation Value, will be adjusted by future changes in the Accumulation Value. The Death Benefit Amount will never be less than the Accumulation Value;

2. Unless otherwise stated in a rider attached to this policy, coverage under any riders attached to this policy will not be extended;

3.   No Monthly Deductions will be made;

4.   New premium payments will not be accepted;

5. Interest on policy loans will continue to accrue in the same manner as stated in the Policy Loan provisions and you may repay all or part of a loan at any time as stated in the Policy Loans provisions; and

6. The value of each of the Separate Account Divisions will be transferred to the General Account on the Maturity Date. If the underlying investment option cannot be valued, or We cannot determine the Division's investment in an investment option on the scheduled Maturity Date, the unvalued portion shall be valued and transferred on the first Business Day that the assets can be valued or determined.

7. The Accumulation Value will continue to be determined as stated in this policy, subject to 3 above.

After this option is selected, it may not be revoked.

POLICY CHANGES. We will not permit a change to Your policy that would result in the policy not meeting the definition of life insurance under Section 7702 of the Code. The 2001 CSO Monthly Tables provide a stated termination date of 121. The tax consequences of extending the Maturity Date beyond the age 121 termination date of the 2001 CSO Mortality Tables is unclear. You should consult Your personal tax advisor about the effect of any change to Your policy as it relates to Section 7702 and the termination date of the Mortality Tables.

RIGHTS RESERVED BY US. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to make any changes as required by the Internal Revenue Code or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance or to comply with federal securities laws..

               TABLE OF GUARANTEE MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE                               ATTAINED AGE
Nearest Birthday                           Nearest Birthday
(ON EACH POLICY                             (ON EACH POLICY
  ANNIVERSARY)       MALE       FEMALE        ANNIVERSARY)      MALE      FEMALE
       18          $0.07670    $0.03500           70          $2.03499   $1.41458
       19           0.07837     0.03750           71           2.23719    1.55051
                                                  72           2.50360    1.70286
       20           0.07920     0.03750           73           2.78562    1.86832
       21           0.07920     0.03834           74           3.08341    2.05040
       22           0.07920     0.04001
       23           0.08004     0.04001           75           3.41023    2.25263
       24           0.08087     0.04167           76           3.76819    2.47520
                                                  77           4.18586    2.72084
       25           0.08171     0.04167           78           4.67661    2.99326
       26           0.08504     0.04417           79           5.24716    3.28838
       27           0.08921     0.04751
       28           0.08754     0.04834           80           5.87410    3.61957
       29           0.08588     0.05168           81           6.59415    4.07157
                                                  82           7.35120    4.58457
       30           0.08504     0.05335           83           8.17591    5.09923
       31           0.08421     0.05668           84           9.09943    5.67203
       32           0.08421     0.06002
       33           0.08671     0.06335           85          10.14421    6.32232
       34           0.08838     0.06836           86          11.31891    6.91704
                                                  87          12.62238    7.82099
       35           0.09088     0.07420           88          14.04387    8.77667
       36           0.09589     0.07920           89          15.57220    9.80858
       37           0.10006     0.08588
       38           0.10757     0.08921           90          17.19963   10.77196
       39           0.11425     0.09422           91          18.76183   11.26394
                                                  92          20.42406   12.24075
       40           0.12176     0.10006           93          22.21645   13.71292
       41           0.13177     0.10590           94          24.15513   15.61194
       42           0.14430     0.11258
       43           0.15849     0.12092           95          26.24420   18.02150
       44           0.17519     0.13094           96          28.20560   20.38072
                                                  97          30.35199   22.88571
       45           0.19441     0.14263           98          32.70866   23.32307
       46           0.21279     0.15599           99          35.30337   24.80448
       47           0.23285     0.17269
       48           0.24455     0.19107          100          38.17511   27.21527
       49           0.25793     0.21112          101          40.53000   29.86914
                                                 102          43.11768   32.93819
       50           0.27716     0.23452          103          45.96629   36.42323
       51           0.29974     0.26044          104          49.11195   40.44484
       52           0.33070     0.28971
       53           0.36419     0.32150          105          52.54884   45.03306
       54           0.40690     0.35498          106          56.37067   50.02474
                                                 107          60.64049   55.47971
       55           0.45970     0.39099          108          65.43820   61.36385
       56           0.51337     0.43288          109          70.86239   67.97906
       57           0.57128     0.47647
       58           0.62083     0.52344          110          77.04001   75.34512
       59           0.67797     0.57044          111          77.63548   76.08958
                                                 112          78.23803   76.84528
       60           0.74694     0.61915          113          78.84780   77.61249
       61           0.83113     0.67209          114          79.46491   78.39150
       62           0.93397     0.73011
       63           1.04962     0.78987          115          80.08952   79.18259
       64           1.17137     0.85472          116          80.72176   79.98606
                                                 117          81.36180   80.80223
       65           1.30008     0.92638          118          82.00977   81.63142
       66           1.43071     1.00571          119          82.66585   82.47396
       67           1.56326     1.09272
       68           1.70627     1.18998          120          83.33000   83.33000
       69           1.85466     1.29669

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

                          DEATH BENEFIT CORRIDOR RATES
                      BASED ON CASH VALUE ACCUMULATION TEST

  ATTAINED AGE                               ATTAINED AGE
NEAREST BIRTHDAY                           NEAREST BIRTHDAY
(ON EACH POLICY                             (ON EACH POLICY
  ANNIVERSARY)       MALE       FEMALE        ANNIVERSARY)      MALE      FEMALE
       18           8.8404     10.3051            70            1.6696     1.8594
       19           8.5595      9.9460            71            1.6297     1.8123
                                                  72            1.5916     1.7673
       20           8.2867      9.6005            73            1.5555     1.7242
       21           8.0211      9.2656            74            1.5213     1.6829
       22           7.7622      8.9417
       23           7.5098      8.6293            75            1.4887     1.6435
       24           7.2644      8.3266            76            1.4576     1.6058
                                                  77            1.4280     1.5697
       25           7.0258      8.0345            78            1.4000     1.5353
       26           6.7939      7.7516            79            1.3735     1.5023
       27           6.5697      7.4790
       28           6.3532      7.2169            80            1.3487     1.4708
       29           6.1419      6.9633            81            1.3255     1.4407
                                                  82            1.3039     1.4125
       30           5.9357      6.7192            83            1.2836     1.3861
       31           5.7349      6.4835            84            1.2647     1.3614
       32           5.5397      6.2564
       33           5.3500      6.0376            85            1.2469     1.3380
       34           5.1665      5.8266            86            1.2305     1.3162
                                                  87            1.2153     1.2952
       35           4.9888      5.6238            88            1.2015     1.2761
       36           4.8169      5.4288            89            1.1889     1.2586
       37           4.6511      5.2410
       38           4.4909      5.0605            90            1.1775     1.2426
       39           4.3368      4.8861            91            1.1673     1.2276
                                                  92            1.1578     1.2119
       40           4.1882      4.7179            93            1.1490     1.1963
       41           4.0450      4.5558            94            1.1408     1.1819
       42           3.9073      4.3995
       43           3.7751      4.2489            95            1.1333     1.1690
       44           3.6481      4.1038            96            1.1266     1.1583
                                                  97            1.1202     1.1496
       45           3.5264      3.9644            98            1.1142     1.1429
       46           3.4098      3.8303            99            1.1086     1.1348
       47           3.2979      3.7016
       48           3.1904      3.5783           100           1.1036     1.1262
       49           3.0865      3.4600           101           1.0992     1.1181
                                                 102           1.0950     1.1104
       50           2.9860      3.3467           103           1.0909     1.1031
       51           2.8892      3.2382           104           1.0870     1.0963
       52           2.7959      3.1344
       53           2.7066      3.0351           105           1.0832     1.0901
       54           2.6209      2.9402           106           1.0795     1.0844
                                                 107           1.0760     1.0794
       55           2.5390      2.8493           108           1.0728     1.0750
       56           2.4609      2.7623           109           1.0699     1.0712
       57           2.3864      2.6792
       58           2.3152      2.5997           110           1.0677     1.0685
       59           2.2468      2.5235           111           1.0674     1.0681
                                                 112           1.0671     1.0677
       60           2.1810      2.4505           113           1.0667     1.0673
       61           2.1181      2.3803           114           1.0664     1.0669
       62           2.0580      2.3128
       63           2.0009      2.2481           115           1.0660     1.0664
       64           1.9467      2.1858           116           1.0654     1.0657
                                                 117           1.0643     1.0644
       65           1.8952      2.1259           118           1.0618     1.0619
       66           1.8462      2.0682           119           1.0557     1.0557
       67           1.7993      2.0128
       68           1.7544      1.9596           120           1.0400     1.0400
       69           1.7112      1.9085

               TABLE OF GUARANTEE MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

  ATTAINED AGE                               ATTAINED AGE
NEAREST BIRTHDAY                           NEAREST BIRTHDAY
(ON EACH POLICY                             (ON EACH POLICY
  ANNIVERSARY)       MALE       FEMALE        ANNIVERSARY)      MALE      FEMALE
       18          $0.09255    $0.04167           70          $3.22406   $2.52598
       19           0.10089     0.04501           71           3.47559    2.75106
       20           0.10590     0.04834           72           3.81896    3.00019
       21           0.11091     0.05085           73           4.16563    3.26925
       22           0.11675     0.05418           74           4.51739    3.56544
       23           0.12176     0.05585           75           4.92848    3.86451
       24           0.12844     0.06002           76           5.36857    4.19202
       25           0.13595     0.06419           77           5.88039    4.54567
       26           0.14263     0.06752           78           6.47624    4.92848
       27           0.15098     0.07253           79           7.15987    5.34445
       28           0.15181     0.07670           80           7.89664    5.79500
       29           0.15098     0.08254           81           8.73001    6.43366
       30           0.15014     0.08588           82           9.57996    7.13336
       31           0.15014     0.09338           83          10.48131    7.82099
       32           0.15181     0.09923           84          11.47340    8.56690
       33           0.15599     0.10674           85          12.65672    9.32569
       34           0.16183     0.11592           86          13.97298    9.96389
       35           0.16684     0.12760           87          15.41343   10.98682
       36           0.17603     0.13762           88          16.95661   12.02143
       37           0.18605     0.14931           89          18.58588   13.07590
       38           0.20026     0.15682           90          20.28329   13.93905
       39           0.21446     0.16684           91          21.84585   14.12783
       40           0.23118     0.17686           92          23.47278   14.90372
       41           0.25291     0.18856           93          25.19045   16.17044
       42           0.27800     0.20276           94          27.01232   17.81679
       43           0.30811     0.21947           95          29.07896   20.37422
       44           0.34410     0.23870           96          30.94917   22.78736
       45           0.38177     0.26127           97          32.96994   25.28839
       46           0.41696     0.28636           98          35.16089   25.41070
       47           0.45635     0.31815           99          37.54290   26.66310
       48           0.47814     0.35749          100          40.13846   28.86393
       49           0.50330     0.40188          101          42.16118   31.28428
       50           0.53938     0.45048          102          44.35044   34.03663
       51           0.58219     0.50330          103          46.71561   37.09877
       52           0.64099     0.56120          104          49.28153   40.55794
       53           0.70740     0.62251          105          52.71442   45.14543
       54           0.79071     0.68974          106          56.53232   50.13484
       55           0.88507     0.76041          107          60.80009   55.58907
       56           0.98122     0.83619          108          65.59222   61.47237
       57           1.08342     0.91711          109          71.01473   68.08690
       58           1.16375     0.99557          110          77.18885   75.45232
       59           1.25687     1.08257          111          77.77101   76.18750
       60           1.36961     1.17306          112          78.35992   76.93363
       61           1.50971     1.26704          113          78.95572   77.69097
       62           1.67901     1.37300          114          79.55852   78.45980
       63           1.86747     1.47912          115          80.16846   79.24039
       64           2.06067     1.59133          116          80.78569   80.03303
       65           2.25178     1.71394          117          81.41032   80.83801
       66           2.43648     1.84442          118          82.04252   81.65565
       67           2.61646     1.99137          119          82.68243   82.48627
       68           2.80636     2.15316          120          83.33000   83.33000
       69           2.99499     2.32904

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on the Policy Schedule.

                          DEATH BENEFIT CORRIDOR RATES
                      BASED ON CASH VALUE ACCUMULATION TEST

  ATTAINED AGE                               ATTAINED AGE
NEAREST BIRTHDAY                           NEAREST BIRTHDAY
(ON EACH POLICY                             (ON EACH POLICY
  ANNIVERSARY)       MALE       FEMALE        ANNIVERSARY)      MALE      FEMALE
       18           7.1079      8.1921            70           1.5485     1.6528
       19           6.8791      7.9042            71           1.5181     1.6185
       20           6.6598      7.6274            72           1.4888     1.5859
       21           6.4480      7.3611            73           1.4611     1.5547
       22           6.2432      7.1043            74           1.4346     1.5251
       23           6.0455      6.8571            75           1.4091     1.4969
       24           5.8542      6.6182            76           1.3848     1.4699
       25           5.6695      6.3883            77           1.3615     1.4441
       26           5.4914      6.1671            78           1.3393     1.4194
       27           5.3191      5.9537            79           1.3183     1.3957
       28           5.1530      5.7483            80           1.2987     1.3731
       29           4.9908      5.5504            81           1.2803     1.3513
       30           4.8321      5.3599            82           1.2631     1.3312
       31           4.6770      5.1759            83           1.2469     1.3128
       32           4.5257      4.9992            84           1.2316     1.2956
       33           4.3784      4.8288            85           1.2172     1.2796
       34           4.2355      4.6649            86           1.2038     1.2647
       35           4.0970      4.5073            87           1.1914     1.2502
       36           3.9628      4.3562            88           1.1802     1.2372
       37           3.8332      4.2108            89           1.1701     1.2254
       38           3.7080      4.0712            90           1.1610     1.2148
       39           3.5875      3.9362            91           1.1529     1.2047
       40           3.4714      3.8060            92           1.1453     1.1929
       41           3.3598      3.6804            93           1.1382     1.1808
       42           3.2526      3.5594            94           1.1316     1.1690
       43           3.1499      3.4428            95           1.1255     1.1579
       44           3.0517      3.3307            96           1.1200     1.1490
       45           2.9580      3.2229            97           1.1147     1.1419
       46           2.8685      3.1195            98           1.1098     1.1369
       47           2.7827      3.0203            99           1.1051     1.1302
       48           2.7005      2.9255           100           1.1010     1.1228
       49           2.6207      2.8350           101           1.0974     1.1158
       50           2.5433      2.7489           102           1.0939     1.1090
       51           2.4687      2.6669           103           1.0904     1.1025
       52           2.3968      2.5889           104           1.0868     1.0961
       53           2.3281      2.5146           105           1.0830     1.0899
       54           2.2624      2.4439           106           1.0794     1.0843
       55           2.2000      2.3765           107           1.0759     1.0793
       56           2.1409      2.3124           108           1.0727     1.0749
       57           2.0847      2.2512           109           1.0698     1.0712
       58           2.0312      2.1929           110           1.0676     1.0685
       59           1.9796      2.1370           111           1.0673     1.0681
       60           1.9299      2.0835           112           1.0670     1.0677
       61           1.8824      2.0323           113           1.0667     1.0673
       62           1.8371      1.9831           114           1.0664     1.0668
       63           1.7945      1.9359           115           1.0659     1.0663
       64           1.7543      1.8906           116           1.0653     1.0656
       65           1.7163      1.8470           117           1.0642     1.0644
       66           1.6801      1.8051           118           1.0618     1.0619
       67           1.6455      1.7646           119           1.0557     1.0557
       68           1.6121      1.7258           120           1.0400     1.0400
       69           1.5799      1.6886

                          DEATH BENEFIT CORRIDOR RATES
                           BASED ON GUIDELINE PREMIUM

ATTAINED          ATTAINED
  AGE      RATE     AGE      RATE

  0-40     2.50     60       1.30
   41      2.43     61       1.28
   42      2.36     62       1.26
   43      2.29     63       1.24
   44      2.22     64       1.22
   45      2.15     65       1.20
   46      2.09     66       1.19
   47      2.03     67       1.18
   48      1.97     68       1.17
   49      1.91     69       1.16
   50      1.85     70       1.15
   51      1.78     71       1.13
   52      1.71     72       1.11
   53      1.64     73       1.09
   54      1.57     74       1.07
   55      1.50   75-90      1.05
   56      1.46     91       1.04
   57      1.42     92       1.03
   58      1.38     93       1.02
   59      1.34     94       1.01
                   95+       1.00

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge for each partial surrender as described in the Partial Surrender provision.

Issue
 Age     Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Female    1      2      3      4      5      6       7     8      9      10     11     12     13     14     15+
------  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
  18     5.00   5.00   5.00   5.00   5.00   4.00   4.00   4.00   3.00   3.00   3.00   3.00   3.00   2.00   0.00
  19     5.00   5.00   5.00   5.00   5.00   4.00   4.00   4.00   3.00   3.00   3.00   3.00   3.00   2.00   0.00

  20     5.00   5.00   5.00   5.00   5.00   4.00   4.00   4.00   3.00   3.00   3.00   3.00   3.00   2.00   0.00
  21     5.00   5.00   5.00   5.00   5.00   4.00   4.00   4.00   3.00   3.00   3.00   3.00   3.00   2.00   0.00
  22     5.00   5.00   5.00   5.00   5.00   4.00   4.00   4.00   3.00   3.00   3.00   3.00   3.00   2.00   0.00
  23     5.00   5.00   5.00   5.00   5.00   4.00   4.00   4.00   3.00   3.00   3.00   3.00   3.00   2.00   0.00
  24     5.00   5.00   5.00   5.00   5.00   4.00   4.00   4.00   3.00   3.00   3.00   3.00   3.00   2.00   0.00
  25     5.00   5.00   5.00   5.00   5.00   4.00   4.00   4.00   3.00   3.00   3.00   3.00   3.00   2.00   0.00
  26     5.00   5.00   5.00   5.00   5.00   4.00   4.00   4.00   3.00   3.00   3.00   3.00   3.00   2.00   0.00
  27     6.00   6.00   6.00   6.00   6.00   5.00   5.00   5.00   4.00   4.00   3.00   3.00   3.00   2.00   0.00
  28     6.00   6.00   6.00   6.00   6.00   5.00   5.00   5.00   4.00   4.00   4.00   4.00   3.00   3.00   0.00
  29     7.00   7.00   7.00   7.00   7.00   6.00   6.00   6.00   4.00   4.00   4.00   4.00   3.00   3.00   0.00

  30     7.00   7.00   7.00   7.00   7.00   6.00   6.00   6.00   5.00   5.00   4.00   4.00   4.00   3.00   0.00
  31     7.00   7.00   7.00   7.00   7.00   6.00   6.00   6.00   5.00   5.00   4.00   4.00   4.00   3.00   0.00
  32     8.00   8.00   8.00   8.00   8.00   7.00   7.00   7.00   5.00   5.00   4.00   4.00   4.00   3.00   0.00
  33     8.00   8.00   8.00   8.00   8.00   7.00   7.00   7.00   5.00   5.00   5.00   5.00   4.00   4.00   0.00
  34     9.00   9.00   9.00   9.00   9.00   8.00   8.00   8.00   6.00   6.00   5.00   5.00   4.00   4.00   0.00
  35     9.00   9.00   9.00   9.00   9.00   8.00   8.00   8.00   6.00   6.00   5.00   5.00   4.00   4.00   0.00
  36    10.00  10.00  10.00  10.00  10.00   9.00   9.00   8.00   7.00   6.00   5.00   5.00   4.00   4.00   0.00
  37    10.00  10.00  10.00  10.00  10.00   9.00   9.00   9.00   7.00   7.00   6.00   6.00   5.00   4.00   0.00
  38    11.00  11.00  11.00  11.00  11.00  10.00  10.00   9.00   8.00   7.00   6.00   6.00   5.00   5.00   0.00
  39    11.00  11.00  11.00  11.00  11.00  10.00  10.00  10.00   8.00   8.00   7.00   6.00   5.00   5.00   0.00

  40    12.00  12.00  12.00  12.00  12.00  11.00  11.00  10.00   9.00   8.00   7.00   7.00   6.00   5.00   0.00
  41    13.00  13.00  13.00  13.00  13.00  12.00  11.00  10.00   9.00   8.00   7.00   7.00   6.00   5.00   0.00
  42    13.00  13.00  13.00  13.00  13.00  12.00  12.00  11.00  10.00   9.00   8.00   7.00   6.00   5.00   0.00
  43    14.00  14.00  14.00  14.00  14.00  13.00  12.00  11.00  10.00   9.00   8.00   7.00   6.00   6.00   0.00
  44    14.00  14.00  14.00  14.00  14.00  13.00  13.00  12.00  11.00  10.00   9.00   8.00   7.00   6.00   0.00
  45    15.00  15.00  15.00  15.00  15.00  14.00  13.00  12.00  11.00  10.00   9.00   8.00   7.00   6.00   0.00
  46    16.00  16.00  16.00  16.00  15.00  14.00  13.00  12.00  11.00   9.00   8.00   7.00   6.00   5.00   0.00
  47    17.00  17.00  16.00  16.00  16.00  14.00  13.00  11.00  10.00   9.00   7.00   6.00   6.00   5.00   0.00
  48    18.00  18.00  17.00  17.00  16.00  14.00  13.00  11.00  10.00   8.00   6.00   6.00   5.00   4.00   0.00
  49    19.00  19.00  17.00  17.00  16.00  14.00  13.00  11.00   9.00   7.00   5.00   5.00   4.00   4.00   0.00

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

Issue
 Age     Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Female    1      2      3      4      5      6       7     8      9      10     11     12     13     14     15+
------  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
  50    20.00  20.00  18.00  17.00  17.00  15.00  13.00  11.00   9.00   7.00   5.00   4.00   4.00   3.00   0.00
  51    20.00  20.00  18.00  17.00  17.00  15.00  12.00  10.00   8.00   6.00   4.00   3.00   3.00   2.00   0.00
  52    21.00  21.00  19.00  18.00  17.00  15.00  12.00  10.00   8.00   5.00   3.00   2.00   2.00   0.00   0.00
  53    22.00  22.00  19.00  18.00  17.00  15.00  12.00  10.00   7.00   4.00   2.00   2.00   0.00   0.00   0.00
  54    23.00  23.00  20.00  19.00  18.00  15.00  12.00   9.00   7.00   4.00   5.00   0.00   0.00   0.00   0.00
  55    24.00  24.00  20.00  19.00  18.00  15.00  12.00   9.00   6.00   3.00   0.00   0.00   0.00   0.00   0.00
  56    25.00  25.00  22.00  21.00  19.00  16.00  13.00   9.00   6.00   3.00   0.00   0.00   0.00   0.00   0.00
  57    26.00  26.00  23.00  22.00  20.00  17.00  13.00  10.00   7.00   3.00   0.00   0.00   0.00   0.00   0.00
  58    28.00  28.00  25.00  24.00  21.00  17.00  14.00  10.00   7.00   3.00   0.00   0.00   0.00   0.00   0.00
  59    29.00  29.00  26.00  25.00  22.00  18.00  15.00  11.00   7.00   4.00   0.00   0.00   0.00   0.00   0.00

  60    31.00  31.00  28.00  27.00  23.00  19.00  15.00  12.00   8.00   4.00   0.00   0.00   0.00   0.00   0.00
  61    33.00  33.00  29.00  28.00  24.00  20.00  16.00  12.00   8.00   4.00   0.00   0.00   0.00   0.00   0.00
  62    34.00  34.00  31.00  30.00  26.00  22.00  17.00  13.00   9.00   4.00   0.00   0.00   0.00   0.00   0.00
  63    36.00  36.00  32.00  31.00  27.00  23.00  18.00  14.00   9.00   5.00   0.00   0.00   0.00   0.00   0.00
  64    39.00  39.00  34.00  33.00  29.00  24.00  19.00  14.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  65    41.00  39.00  35.00  34.00  31.00  26.00  20.00  15.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  66    39.00  38.00  34.00  33.00  31.00  26.00  21.00  16.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  67    38.00  36.00  34.00  33.00  30.00  26.00  21.00  16.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  68    36.00  34.00  33.00  32.00  30.00  26.00  21.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  69    34.00  33.00  31.00  30.00  29.00  27.00  21.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00

  70    33.00  31.00  30.00  29.00  27.00  26.00  21.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  71    31.00  30.00  28.00  27.00  26.00  25.00  21.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  72    29.00  28.00  27.00  26.00  24.00  23.00  22.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  73    28.00  26.00  25.00  24.00  23.00  22.00  20.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  74    26.00  25.00  24.00  23.00  21.00  20.00  19.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  75    24.00  23.00  22.00  21.00  20.00  19.00  18.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  76    24.00  23.00  22.00  21.00  20.00  19.00  18.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  77    24.00  23.00  22.00  21.00  20.00  19.00  18.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  78    24.00  23.00  22.00  21.00  19.00  18.00  17.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  79    24.00  23.00  21.00  20.00  19.00  18.00  17.00  16.00  11.00   6.00   0.00   0.00   0.00   0.00   0.00

  80    24.00  22.00  21.00  20.00  19.00  18.00  17.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  81    23.00  22.00  21.00  20.00  19.00  18.00  17.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  82    23.00  22.00  21.00  20.00  19.00  18.00  17.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  83    23.00  22.00  21.00  20.00  19.00  18.00  17.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  84    23.00  22.00  21.00  20.00  19.00  18.00  17.00  15.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  85    23.00  22.00  21.00  19.00  18.00  17.00  16.00  15.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

The following charges apply to each $1,000 of initial Base Coverage surrendered during the Surrender Charge Period. The charges also apply to each $1,000 of increase in Base Coverage surrendered during the Surrender Charge Period of each increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Base Coverage at the request of the Owner, or due to a partial surrender. The charge for the surrender of all or any portion of the initial Base Coverage will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of initial Base Coverage being surrendered. The charges for surrender of all or any portion of an increase in Base Coverage will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. In addition, there will be a charge for each partial surrender as described in the Partial Surrender provision.

Issue
 Age     Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Female    1      2      3      4      5      6       7     8      9      10     11     12     13     14     15+
------  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
  18     7.00   7.00   7.00   7.00   7.00   6.00   6.00   5.00   5.00   4.00   4.00   3.00   3.00   3.00   0.00
  19     7.00   7.00   7.00   7.00   7.00   6.00   6.00   5.00   5.00   4.00   4.00   3.00   3.00   3.00   0.00

  20     7.00   7.00   7.00   7.00   7.00   6.00   6.00   5.00   5.00   4.00   4.00   3.00   3.00   3.00   0.00
  21     7.00   7.00   7.00   7.00   7.00   6.00   6.00   5.00   5.00   4.00   4.00   3.00   3.00   3.00   0.00
  22     7.00   7.00   7.00   7.00   7.00   6.00   6.00   5.00   5.00   4.00   4.00   3.00   3.00   3.00   0.00
  23     7.00   7.00   7.00   7.00   7.00   6.00   6.00   5.00   5.00   4.00   4.00   3.00   3.00   3.00   0.00
  24     7.00   7.00   7.00   7.00   7.00   6.00   6.00   5.00   5.00   4.00   4.00   3.00   3.00   3.00   0.00
  25     7.00   7.00   7.00   7.00   7.00   6.00   6.00   5.00   5.00   4.00   4.00   3.00   3.00   3.00   0.00
  26     8.00   8.00   8.00   8.00   8.00   7.00   7.00   6.00   6.00   5.00   5.00   4.00   3.00   3.00   0.00
  27     8.00   8.00   8.00   8.00   8.00   8.00   8.00   7.00   6.00   5.00   5.00   4.00   4.00   3.00   0.00
  28     9.00   9.00   9.00   9.00   9.00   8.00   8.00   7.00   7.00   6.00   6.00   5.00   4.00   3.00   0.00
  29    10.00  10.00  10.00  10.00  10.00   9.00   9.00   8.00   8.00   7.00   7.00   5.00   4.00   3.00   0.00

  30    11.00  11.00  11.00  11.00  11.00  10.00  10.00   9.00   9.00   8.00   8.00   6.00   5.00   3.00   0.00
  31    11.00  11.00  11.00  11.00  11.00  11.00  11.00  10.00   9.00   8.00   8.00   6.00   5.00   3.00   0.00
  32    12.00  12.00  12.00  12.00  12.00  12.00  12.00  11.00  10.00   9.00   9.00   7.00   5.00   3.00   0.00
  33    13.00  13.00  13.00  13.00  13.00  12.00  12.00  11.00  11.00  10.00  10.00   7.00   5.00   3.00   0.00
  34    13.00  13.00  13.00  13.00  13.00  13.00  13.00  12.00  11.00  10.00  10.00   8.00   6.00   3.00   0.00
  35    14.00  14.00  14.00  14.00  14.00  14.00  14.00  13.00  12.00  11.00  11.00   8.00   6.00   3.00   0.00
  36    15.00  15.00  15.00  15.00  15.00  15.00  15.00  14.00  13.00  12.00  11.00   8.00   6.00   3.00   0.00
  37    16.00  16.00  16.00  16.00  16.00  16.00  15.00  14.00  13.00  12.00  11.00   9.00   6.00   3.00   0.00
  38    17.00  17.00  17.00  17.00  17.00  16.00  15.00  14.00  13.00  12.00  11.00   9.00   6.00   3.00   0.00
  39    18.00  18.00  18.00  18.00  17.00  17.00  16.00  15.00  14.00  13.00  12.00   9.00   6.00   3.00   0.00

  40    19.00  19.00  19.00  19.00  18.00  17.00  16.00  15.00  14.00  13.00  12.00  10.00   7.00   4.00   0.00
  41    19.00  19.00  19.00  19.00  18.00  17.00  16.00  15.00  14.00  13.00  12.00  10.00   7.00   4.00   0.00
  42    20.00  20.00  20.00  20.00  19.00  18.00  17.00  16.00  15.00  14.00  12.00  10.00   7.00   4.00   0.00
  43    21.00  21.00  21.00  20.00  19.00  18.00  17.00  16.00  15.00  14.00  13.00  10.00   7.00   4.00   0.00
  44    22.00  22.00  22.00  21.00  20.00  19.00  18.00  17.00  16.00  14.00  13.00  11.00   7.00   4.00   0.00
  45    23.00  23.00  22.00  21.00  20.00  19.00  18.00  17.00  16.00  15.00  14.00  11.00   7.00   4.00   0.00
  46    25.00  24.00  23.00  22.00  21.00  20.00  19.00  18.00  16.00  15.00  13.00  10.00   6.00   4.00   0.00
  47    26.00  25.00  24.00  23.00  22.00  20.00  19.00  18.00  16.00  14.00  11.00   9.00   6.00   3.00   0.00
  48    26.00  25.00  24.00  23.00  22.00  21.00  20.00  19.00  16.00  13.00  10.00   8.00   5.00   3.00   0.00
  49    27.00  26.00  25.00  24.00  23.00  22.00  20.00  18.00  15.00  12.00   8.00   7.00   4.00   2.00   0.00

             TABLE OF SURRENDER CHARGES PER $1,000 OF BASE COVERAGE

Issue
 Age     Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year   Year
Female    1      2      3      4      5      6       7     8      9      10     11     12     13     14     15+
------  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
  50    28.00  27.00  26.00  25.00  24.00  22.00  21.00  18.00  14.00  11.00   7.00   6.00   4.00   2.00   0.00
  51    29.00  28.00  27.00  26.00  24.00  23.00  21.00  17.00  13.00   9.00   6.00   4.00   3.00   2.00   0.00
  52    30.00  29.00  28.00  27.00  25.00  23.00  21.00  17.00  12.00   8.00   4.00   3.00   2.00   0.00   0.00
  53    31.00  30.00  29.00  28.00  26.00  24.00  20.00  16.00  12.00   7.00   3.00   2.00   0.00   0.00   0.00
  54    32.00  31.00  30.00  29.00  27.00  24.00  20.00  16.00  11.00   6.00   5.00   0.00   0.00   0.00   0.00
  55    34.00  32.00  31.00  30.00  28.00  24.00  20.00  15.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  56    35.00  34.00  32.00  31.00  29.00  26.00  21.00  15.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  57    36.00  35.00  34.00  32.00  31.00  27.00  22.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  58    38.00  36.00  35.00  33.00  32.00  28.00  23.00  17.00  11.00   6.00   0.00   0.00   0.00   0.00   0.00
  59    40.00  38.00  36.00  35.00  33.00  29.00  24.00  18.00  12.00   6.00   0.00   0.00   0.00   0.00   0.00

  60    41.00  39.00  37.00  36.00  34.00  31.00  25.00  18.00  12.00   6.00   0.00   0.00   0.00   0.00   0.00
  61    40.00  39.00  37.00  36.00  34.00  31.00  25.00  18.00  12.00   6.00   0.00   0.00   0.00   0.00   0.00
  62    40.00  38.00  37.00  35.00  34.00  30.00  24.00  18.00  12.00   6.00   0.00   0.00   0.00   0.00   0.00
  63    40.00  38.00  37.00  35.00  33.00  30.00  24.00  18.00  12.00   6.00   0.00   0.00   0.00   0.00   0.00
  64    39.00  38.00  36.00  35.00  33.00  29.00  24.00  18.00  12.00   6.00   0.00   0.00   0.00   0.00   0.00
  65    39.00  38.00  36.00  34.00  33.00  29.00  24.00  18.00  12.00   6.00   0.00   0.00   0.00   0.00   0.00
  66    37.00  36.00  34.00  33.00  31.00  28.00  24.00  18.00  12.00   6.00   0.00   0.00   0.00   0.00   0.00
  67    35.00  34.00  32.00  31.00  29.00  28.00  23.00  17.00  12.00   6.00   0.00   0.00   0.00   0.00   0.00
  68    33.00  31.00  30.00  29.00  27.00  26.00  23.00  17.00  11.00   6.00   0.00   0.00   0.00   0.00   0.00
  69    31.00  29.00  28.00  27.00  25.00  24.00  22.00  17.00  11.00   6.00   0.00   0.00   0.00   0.00   0.00

  70    28.00  27.00  26.00  25.00  24.00  22.00  21.00  17.00  11.00   6.00   0.00   0.00   0.00   0.00   0.00
  71    26.00  25.00  24.00  23.00  22.00  21.00  19.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  72    24.00  23.00  22.00  21.00  20.00  19.00  18.00  16.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  73    22.00  21.00  20.00  19.00  18.00  17.00  16.00  15.00  11.00   5.00   0.00   0.00   0.00   0.00   0.00
  74    20.00  19.00  18.00  17.00  16.00  15.00  14.00  14.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  75    18.00  17.00  16.00  15.00  15.00  14.00  13.00  12.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  76    18.00  17.00  16.00  15.00  14.00  14.00  13.00  12.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  77    18.00  17.00  16.00  15.00  14.00  13.00  13.00  12.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  78    17.00  17.00  16.00  15.00  14.00  13.00  12.00  12.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  79    17.00  16.00  16.00  15.00  14.00  13.00  12.00  12.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00

  80    17.00  16.00  15.00  15.00  14.00  13.00  12.00  12.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  81    17.00  16.00  15.00  14.00  14.00  13.00  12.00  11.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  82    17.00  16.00  15.00  14.00  13.00  13.00  12.00  11.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  83    17.00  16.00  15.00  14.00  13.00  13.00  12.00  11.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  84    17.00  16.00  15.00  14.00  13.00  13.00  12.00  11.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00
  85    17.00  16.00  15.00  14.00  13.00  13.00  12.00  11.00  10.00   5.00   0.00   0.00   0.00   0.00   0.00

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                 OPTION 1 TABLE
                       INSTALLMENTS FOR A SPECIFIED PERIOD

 NUMBER      AMOUNT OF     NUMBER      AMOUNT OF     NUMBER      AMOUNT OF     NUMBER      AMOUNT OF
OF YEARS      MONTHLY     OF YEARS      MONTHLY     OF YEARS      MONTHLY     OF YEARS      MONTHLY
 PAYABLE   INSTALLMENTS    PAYABLE   INSTALLMENTS    PAYABLE   INSTALLMENTS   PAYABLE    INSTALLMENTS
--------   ------------   --------   ------------   --------   ------------   --------   -----------
   1         $84.09          11         $8.42          21         $4.85          31         $3.59
   2          42.46          12          7.80          22          4.67          32          3.51
   3          28.59          13          7.26          23          4.51          33          3.44
   4          21.65          14          6.81          24          4.36          34          3.37
   5          17.49          15          6.42          25          4.22          35          3.30
   6          14.72          16          6.07          26          4.10          36          3.23
   7          12.74          17          5.77          27          3.98          37          3.17
   8          11.25          18          5.50          28          3.87          38          3.12
   9          10.10          19          5.26          29          3.77          39          3.06
  10           9.18          20          5.04          30          3.68          40          3.01

                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

AGE OF PAYEE         GUARANTEED PERIOD          AGE OF PAYEE          GUARANTEED PERIOD
------------   ------------------------------   ------------   ------------------------------
   Female      10 Years   15 Years   20 Years      Female      10 Years   15 Years   20 Years
------------   --------   --------   --------   ------------   --------   --------   --------
     10         $2.11      $2.11      $2.11          50         $3.12      $3.11      $3.09
     11          2.13       2.13       2.12          51          3.18       3.16       3.14
     12          2.14       2.14       2.14          52          3.23       3.22       3.19
     13          2.15       2.15       2.15          53          3.29       3.27       3.24
     14          2.16       2.16       2.16          54          3.35       3.33       3.30
     15          2.18       2.18       2.17          55          3.41       3.39       3.36
     16          2.19       2.19       2.19          56          3.48       3.46       3.41
     17          2.20       2.20       2.20          57          3.55       3.52       3.48
     18          2.22       2.22       2.22          58          3.63       3.59       3.54
     19          2.23       2.23       2.23          59          3.70       3.67       3.60
     20          2.25       2.25       2.25          60          3.79       3.74       3.67
     21          2.27       2.26       2.26          61          3.87       3.82       3.74
     22          2.28       2.28       2.28          62          3.97       3.91       3.81
     23          2.30       2.30       2.30          63          4.06       4.00       3.88
     24          2.32       2.32       2.31          64          4.17       4.09       3.96
     25          2.33       2.33       2.33          65          4.28       4.18       4.03
     26          2.35       2.35       2.35          66          4.39       4.28       4.11
     27          2.37       2.37       2.37          67          4.51       4.39       4.18
     28          2.39       2.39       2.39          68          4.64       4.49       4.26
     29          2.41       2.41       2.41          69          4.77       4.60       4.33
     30          2.44       2.43       2.43          70          4.92       4.71       4.41
     31          2.46       2.46       2.46          71          5.07       4.83       4.48
     32          2.48       2.48       2.48          72          5.22       4.94       4.54
     33          2.51       2.50       2.50          73          5.39       5.06       4.61
     34          2.53       2.53       2.53          74          5.56       5.18       4.67
     35          2.56       2.56       2.55          75          5.74       5.29       4.72
     36          2.59       2.58       2.58          76          5.92       5.40       4.77
     37          2.61       2.61       2.61          77          6.11       5.51       4.81
     38          2.64       2.64       2.64          78          6.31       5.62       4.85
     39          2.68       2.67       2.67          79          6.51       5.72       4.89
     40          2.71       2.70       2.70          80          6.71       5.81       4.92
     41          2.74       2.74       2.73          81          6.91       5.89       4.94
     42          2.78       2.77       2.77          82          7.11       5.97       4.96
     43          2.81       2.81       2.80          83          7.31       6.04       4.98
     44          2.85       2.85       2.84          84          7.50       6.10       5.00
     45          2.89       2.89       2.88          85          7.68       6.16       5.01
     46          2.93       2.93       2.92          86          7.85       6.21       5.02
     47          2.98       2.97       2.96          87          8.01       6.25       5.03
     48          3.02       3.02       3.00          88          8.16       6.28       5.03
     49          3.07       3.06       3.05          89          8.30       6.31       5.04
                                                     90          8.42       6.34       5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                 OPTION 1 TABLE

                       INSTALLMENTS FOR A SPECIFIED PERIOD

 NUMBER      AMOUNT OF     NUMBER      AMOUNT OF     NUMBER      AMOUNT OF     NUMBER      AMOUNT OF
OF YEARS      MONTHLY     OF YEARS      MONTHLY     OF YEARS      MONTHLY     OF YEARS      MONTHLY
 PAYABLE   INSTALLMENTS    PAYABLE   INSTALLMENTS    PAYABLE   INSTALLMENTS   PAYABLE    INSTALLMENTS
--------   ------------   --------   ------------   --------   ------------   --------   -----------
   1         $84.09          11         $8.42          21         $4.85          31         $3.59
   2          42.46          12          7.80          22          4.67          32          3.51
   3          28.59          13          7.26          23          4.51          33          3.44
   4          21.65          14          6.81          24          4.36          34          3.37
   5          17.49          15          6.42          25          4.22          35          3.30
   6          14.72          16          6.07          26          4.10          36          3.23
   7          12.74          17          5.77          27          3.98          37          3.17
   8          11.25          18          5.50          28          3.87          38          3.12
   9          10.10          19          5.26          29          3.77          39          3.06
  10           9.18          20          5.04          30          3.68          40          3.01

                                 OPTION 3 TABLE
               INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD

AGE OF PAYEE          GUARANTEED PERIOD         AGE OF PAYEE          GUARANTEED PERIOD
------------   ------------------------------   ------------   ------------------------------
    Male       10 Years   15 Years   20 Years      Male        10 Years   15 Years   20 Years
------------   --------   --------   --------   ------------   --------   --------   --------
     10         $2.17      $2.17      $2.16         50          $3.31      $3.29      $3.25
     11          2.18       2.18       2.18         51           3.37       3.35       3.31
     12          2.19       2.19       2.19         52           3.43       3.41       3.36
     13          2.21       2.21       2.20         53           3.50       3.47       3.42
     14          2.22       2.22       2.22         54           3.57       3.53       3.47
     15          2.24       2.23       2.23         55           3.64       3.60       3.53
     16          2.25       2.25       2.25         56           3.72       3.67       3.60
     17          2.27       2.26       2.26         57           3.80       3.74       3.66
     18          2.28       2.28       2.28         58           3.88       3.82       3.72
     19          2.30       2.30       2.29         59           3.97       3.90       3.79
     20          2.32       2.31       2.31         60           4.06       3.98       3.86
     21          2.33       2.33       2.33         61           4.16       4.07       3.92
     22          2.35       2.35       2.35         62           4.26       4.16       3.99
     23          2.37       2.37       2.37         63           4.37       4.25       4.06
     24          2.39       2.39       2.39         64           4.49       4.34       4.13
     25          2.41       2.41       2.41         65           4.61       4.44       4.20
     26          2.43       2.43       2.43         66           4.73       4.54       4.27
     27          2.45       2.45       2.45         67           4.86       4.64       4.34
     28          2.48       2.47       2.47         68           5.00       4.75       4.40
     29          2.50       2.50       2.49         69           5.14       4.85       4.47
     30          2.52       2.52       2.52         70           5.29       4.95       4.53
     31          2.55       2.55       2.54         71           5.44       5.06       4.59
     32          2.58       2.57       2.57         72           5.60       5.16       4.64
     33          2.60       2.60       2.60         73           5.76       5.27       4.69
     34          2.63       2.63       2.62         74           5.92       5.37       4.74
     35          2.66       2.66       2.65         75           6.09       5.47       4.78
     36          2.69       2.69       2.68         76           6.27       5.56       4.82
     37          2.73       2.72       2.72         77           6.44       5.66       4.86
     38          2.76       2.76       2.75         78           6.62       5.74       4.89
     39          2.80       2.79       2.78         79           6.80       5.82       4.92
     40          2.84       2.83       2.82         80           6.98       5.90       4.94
     41          2.87       2.87       2.86         81           7.16       5.97       4.96
     42          2.92       2.91       2.89         82           7.34       6.04       4.98
     43          2.96       2.95       2.93         83           7.51       6.10       5.00
     44          3.00       2.99       2.97         84           7.67       6.15       5.01
     45          3.05       3.04       3.02         85           7.83       6.20       5.02
     46          3.10       3.08       3.06         86           7.98       6.24       5.02
     47          3.15       3.13       3.11         87           8.12       6.27       5.03
     48          3.20       3.18       3.15         88           8.26       6.30       5.03
     49          3.25       3.23       3.20         89           8.38       6.33       5.04
                                                    90           8.50       6.35       5.04

Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due. If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

                    THE UNITED STATES LIFE INSURANCE COMPANY
                             IN THE CITY OF NEW YORK
                                 A Stock Company

This is a FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date and while this policy is in force. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will increase or decrease based on the amount and frequency of premiums paid, the investment results of the Separate Account and the policy's minimum guarantees. NON-PARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.

                 For Information, Service or to make a Complaint

         Contact your Servicing Agent, or Our VUL Administrative Center

                              2727-A ALLEN PARKWAY
                                  P.O. BOX 4880
                            HOUSTON, TEXAS 77210-4880
                                 1-888-325-9315

07921N